                                                                      EXHIBIT 99

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        SYBRON INTERNATIONAL CORPORATION

                                                                         PAGE
     Independent Auditors' Report................................          2
     Consolidated Balance Sheets as of September 30, 1999 and
       2000......................................................          3
     Consolidated Statements of Income for the years ended
       September 30, 1998, 1999 and 2000.........................          4
     Consolidated Statements of Shareholders' Equity for the
       years ended September 30, 1998, 1999 and 2000.............          5
     Consolidated Statements of Cash Flows for the years ended
       September 30, 1998, 1999 and 2000.........................          6
     Notes to Consolidated Financial Statements..................          7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Sybron International Corporation:

    We have audited the accompanying consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sybron International Corporation and subsidiaries as of September 30, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                                        KPMG LLP

Milwaukee, Wisconsin
November 13, 2000 except as to footnote 19 which is as of December 11, 2000.

                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 2000
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                            SEPTEMBER 30,
                                                                      -----------------------
                                                                          1999        2000
                                                                      -----------  ----------
                           ASSETS

Current assets:
  Cash and cash equivalents.....................................      $    12,401  $   12,411
  Accounts receivable (less allowance for doubtful
     receivables of $3,098 and $4,041 in 1999 and 2000,
     respectively) (note 2).....................................          147,296     173,585
  Inventories (note 3)..........................................          123,628     141,779
  Deferred income taxes (note 4)................................           18,325      13,226
  Net assets held for discontinued operations (note 15).........          155,595     152,970
  Prepaid expenses and other current assets.....................            9,083      16,564
                                                                      -----------  ----------
          Total current assets..................................          466,328     510,535
                                                                      -----------  ----------
  Available for sale security (note 7)..........................           50,900      54,444
  Property, plant and equipment, net (notes 5 and 7)............          187,759     208,094
  Intangible assets (note 6)....................................          820,475   1,008,153
  Deferred income taxes (note 4)................................            7,667       7,870
  Other assets..................................................            6,846       3,268
                                                                      -----------  ----------
          Total assets..........................................      $ 1,539,975  $1,792,364
                                                                      ===========  ==========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..............................................      $    49,296  $   51,899
  Advances and loans from SDS (note 13).........................           56,777      77,762
  Current portion of long-term debt (notes 7 and 8).............            7,391      34,327
  Income taxes payable (note 4).................................           18,372      16,604
  Accrued payroll and employee benefits (note 10)...............           35,594      30,509
  Restructuring reserve (note 11)...............................              987       5,609
  Deferred income taxes (note 4)................................              717         807
  Other current liabilities (notes 11 and 15)...................           29,045      23,622
                                                                      -----------  ----------
          Total current liabilities.............................          198,179     241,139
                                                                      -----------  ----------
  Long-term debt (notes 7 and 8)................................          591,807     649,409
  Securities lending agreement (note 7).........................           50,461      54,444
  Deferred income taxes (note 4)................................           69,888      93,048
  Other liabilities (note 10)...................................            4,296       4,808
  Commitments and contingent liabilities (notes 8, 10 and 13)
     Shareholders' equity (note 12):
     Preferred stock, $0.01 par value; authorized 20,000,000
      shares....................................................               --          --
     Common stock, $0.01 par value; authorized 250,000,000
      shares, issued 104,023,917 and 105,191,692 shares in
      1999 and 2000, respectively; outstanding 104,023,697
      and 105,191,692 shares in 1999 and 2000,
      respectively..............................................            1,040       1,052
     Equity rights, 50 rights at $1.09 per right in 1999 and
      2000......................................................               --          --
     Additional paid-in capital.................................          251,251     271,739
     Retained earnings..........................................          403,380     531,701
     Accumulated other comprehensive income (note 17)...........          (30,327)    (54,976)
     Treasury common stock, 220 shares at cost in 1999 and
      2000......................................................               --          --
                                                                      -----------  ----------
          Total shareholders' equity............................          625,344     749,516
                                                                      -----------  ----------
          Total liabilities and shareholders' equity............      $ 1,539,975  $1,792,364
                                                                      ===========  ==========

          See accompanying notes to consolidated financial statements.

                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1999 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        1998        1999       2000
                                                                     ----------  ---------- ----------
Net sales......................................................      $ 557,762   $ 715,037  $ 863,575
Cost of sales:
  Cost of product sold.........................................        288,522     372,528    436,508
  Restructuring charge (note 11)...............................          1,510          --      4,413
  Depreciation of purchase accounting adjustments..............            551         551        524
                                                                     ---------   ---------  ---------
Total cost of sales............................................        290,583     373,079    441,445
                                                                     ---------   ---------  ---------
Gross profit...................................................        267,179     341,958    422,130
                                                                     ---------   ---------  ---------
Selling, general and administrative expenses...................        118,523     147,883    186,418
Restructuring charge (note 11).................................          7,093         245      5,840
Depreciation and amortization of purchase accounting
  adjustments..................................................         19,145      24,704     36,883
                                                                     ---------   ---------  ---------
Total selling, general and administrative expenses.............        144,761     172,832    229,141
                                                                     ---------   ---------  ---------
Operating income...............................................        122,418     169,126    192,989
                                                                     ---------   ---------  ---------
Other income (expense):
  Interest expense (notes 7 and 10)............................        (33,772)    (40,073)   (48,684)
  Interest expense-- SDS (note 13).............................         (1,498)     (1,151)      (766)
  Amortization of deferred financing fees (note 7).............           (151)       (224)      (533)
  Other, net...................................................           (161)       (286)     1,319
                                                                     ---------   ---------  ---------
Income from continuing operations before income taxes and
  extraordinary items..........................................         86,836     127,392    144,325

Income taxes (note 4)..........................................         34,714      49,981     57,601
                                                                     ---------   ---------  ---------
Income from continuing operations..............................         52,122      77,411     86,724
Discontinued operations (net of income tax expense of
  $16,347, $30,930 and $28,339) (notes 14 and 15)..............         23,921      47,965     41,597
                                                                     ---------   ---------  ---------
Income before extraordinary item...............................         76,043     125,376    128,321
Extraordinary item--
  Gain on sale of discontinued operations (net of income tax
     expense of $15,828) (note 15).............................             --      17,171         --
                                                                     ---------   ---------  ---------
Net income.....................................................      $  76,043   $ 142,547  $ 128,321
                                                                     =========   =========  =========
Basic earnings per common share from continuing
  operations...................................................      $     .51   $     .75  $     .83
Discontinued operation.........................................            .23         .46        .40
Extraordinary item.............................................             --         .17         --
                                                                     ---------   ---------  ---------
Basic earnings per common share................................      $     .74   $    1.38  $    1.23
                                                                     =========   =========  =========
Diluted earnings per common share from continuing
  operations...................................................      $     .49   $     .73  $     .81
Discontinued operation.........................................            .23         .45        .39
Extraordinary item.............................................             --         .16         --
                                                                     ---------   ---------  ---------
Diluted earnings per common share..............................      $     .72   $    1.34  $    1.20
                                                                     =========   =========  =========

          See accompanying notes to consolidated financial statements.

                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1999 AND 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   ACCUMULATED              TOTAL
                                                                         ADDITIONAL                   OTHER     TREASURY    SHARE-
                                                    COMMON     EQUITY     PAID-IN     RETAINED    COMPREHENSIVE  COMMON    HOLDERS'
                                                    STOCK      RIGHTS     CAPITAL     EARNINGS        INCOME     STOCK      EQUITY
                                                    ------    --------   ----------   --------    ------------- --------   --------
Balance at September 30, 1997 ..................    $1,014                $212,665    $ 189,952     $ (24,981)    $(1)    $ 378,649
Comprehensive Income:
  Net income ...................................      --          --          --         76,043          --        --        76,043
  Translation adjustment .......................                                                        4,293                 4,293
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Total comprehensive income .....................      --          --          --         76,043         4,293      --        80,336
Shares issued in connection with
  1,445,760 stock options ......................        15        --        12,970         --            --        --        12,985
Conversion of 200 equity rights to
  872 common stock .............................      --          --          --             (1)         --         1          --
Tax benefits related to stock
  Options ......................................      --          --         7,291         --            --        --         7,291
Dividends paid by "A" Company prior
  to the merger ................................      --          --           314         (479)         --        --          (165)
Dividends paid by Pinnacle Products
  prior to merger ..............................      --          --          --         (4,682)         --        --        (4,682)
Shares issued -- deferred
  compensation Plan "A" Company ................      --          --           830         --            --        --           830
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Balance at September 30, 1998 ..................     1,029        --       234,070      260,833       (20,688)     --       475,244
Comprehensive Income:
  Net income ...................................      --          --          --        142,547          --        --       142,547
  Translation adjustment .......................      --          --          --           --          (9,905)     --        (9,905)
  Unrealized gain on security
    available for sale .........................      --          --          --           --             266      --           266
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Total comprehensive income .....................      --          --          --        142,547        (9,639)     --       132,908
Shares issued in connection with
  1,121,421 stock options ......................        11        --        10,680         --            --        --        10,691
Tax benefits related to stock
  Options ......................................      --          --         6,501         --            --        --         6,501
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Balance at September 30, 1999 ..................     1,040        --       251,251      403,380       (30,327)     --       625,344
Comprehensive Income:
  Net income ...................................      --          --          --        128,321          --        --       128,321
  Translation adjustment .......................      --          --          --           --         (26,773)     --       (26,773)
  Unrealized gain on security
    available for sale .........................      --          --          --           --           2,124      --         2,124
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Total comprehensive income .....................      --          --          --        128,321       (24,649)     --       103,672
Shares issued in connection with
  1,167,775 stock options ......................        12        --        12,587         --            --        --        12,599
Tax benefits related to stock
  Options ......................................      --          --         7,901         --            --        --         7,901
                                                    ------    --------    --------    ---------     ---------   -----     ---------
Balance at September 30, 2000 ..................    $1,052                $271,739    $ 531,701     $ (54,976)            $ 749,516
                                                    ======    ========    ========    =========     =========   =====     =========

          See accompanying notes to consolidated financial statements.

                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                                       1998               1999               2000
                                                                                    ----------         ----------         ----------
Cash flows from operating activities:
  Net income ..............................................................         $  76,043          $ 142,547          $ 128,321
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Discontinued operations ...............................................           (23,921)           (47,965)           (41,597)
    Depreciation ..........................................................            18,970             24,105             27,957
    Amortization ..........................................................            19,860             24,890             38,630
    Loss (gain) on sales of property, plant and equipment .................                50                (39)                79
    Provision for losses on doubtful receivables ..........................               462                907                863
    Inventory provisions ..................................................              (599)               706               (833)
    Deferred income taxes .................................................            (5,072)            17,876             10,258
    Extraordinary item ....................................................              --              (17,171)              --
    Changes in assets and liabilities, net of effects of
      businesses acquired:
      Increase in accounts receivable .....................................            (6,001)           (19,817)           (15,537)
      Increase in inventories .............................................            (5,870)           (12,646)            (7,248)
      (Increase) decrease in prepaid expenses and other
        current assets ....................................................            (2,359)             4,627             (7,200)
      Increase (decrease) in accounts payable .............................             2,196              2,436               (294)
      Increase (decrease) in income taxes payable .........................            13,892             (1,269)            (1,768)
      Decrease in other current liabilities ...............................           (11,410)            (5,812)            (6,211)
      Increase (decrease) in accrued payroll and employee
        benefits ..........................................................             2,549              7,212             (4,993)
      Increase (decrease) in restructuring reserve ........................            14,037             (7,036)             1,744
      Net change in other assets and liabilities ..........................            11,828              1,551             (5,627)
                                                                                    ---------          ---------          ---------
      Net cash provided by operating activities ...........................           104,655            115,102            116,544
Cash flows from investing activities:
  Capital expenditures ....................................................           (32,797)           (29,920)           (42,493)
  Security purchased ......................................................              --              (50,461)              --
  Proceeds from sales of property, plant and equipment ....................             5,129                945                924
  Proceeds from sale of NPT ...............................................              --               85,841             (2,600)
  Dividends received from SDS .............................................            47,225             36,483             58,512
  Capital contributions paid to SDS .......................................           (49,268)           (16,210)           (21,399)
  Net change in advances and loans to SDS .................................           (26,088)            27,689             20,985
  Net payments for businesses acquired ....................................          (192,017)          (249,923)          (207,153)
                                                                                    ---------          ---------          ---------
        Net cash used in investing activities .............................          (247,816)          (195,556)          (193,224)
Cash flows from financing activities:
  Proceeds from long term debt ............................................           100,000            180,000               --
  Principal payments on long-term debt ....................................           (19,562)           (66,770)              (450)
  Securities lending agreement ............................................              --               50,461              3,544
  Proceeds from the exercise of stock options .............................            12,985             10,691             12,599
  Refinancing fees ........................................................              (357)            (4,163)              --
  Proceeds-- revolving credit facility ....................................           291,960            351,060            332,640
  Principal payments-- revolving credit facility ..........................          (243,960)          (448,980)          (274,320)
  Other ...................................................................               521              6,093              3,646
                                                                                    ---------          ---------          ---------
        Net cash provided by financing activities .........................           141,587             78,392             77,659
Effect of exchange rate changes on cash and cash
  equivalents .............................................................               429               (146)              (969)
Net increase (decrease) in cash and cash equivalents ......................            (1,145)            (2,208)                10
Cash and cash equivalents at beginning of year ............................            15,754             14,609             12,401
                                                                                    ---------          ---------          ---------
Cash and cash equivalents at end of year ..................................         $  14,609          $  12,401          $  12,411
                                                                                    =========          =========          =========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest ................................................................         $  32,645          $  41,718          $  55,833
                                                                                    =========          =========          =========
  Income taxes ............................................................         $  20,462          $  32,431          $  42,412
                                                                                    =========          =========          =========
Capital lease obligations incurred ........................................         $     183          $     457          $      25
                                                                                    =========          =========          =========

          See accompanying notes to consolidated financial statements.

                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1999 AND 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The subsidiaries of Sybron International Corporation are leading manufacturers of value-added products for the laboratory market in the United States and abroad. The Company's laboratory subsidiaries manufacture products for the Labware and Life Sciences, Clinical and Industrial, Diagnostic and Microbiology and Laboratory Equipment business segments. See note 16.

    On November 8, 2000, Sybron International Corporation announced that it had declared a pro rata distribution to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) (the "Distribution"). On December 11, 2000, shareholders of record as of November 30, 2000 received one share of Sybron Dental Specialties, Inc. common stock for every three shares of Sybron International common stock they owned as of the record date. Sybron Dental Specialties, Inc. owns all of the outstanding stock of Sybron Dental Management, Inc., formerly named Sybron Dental Specialties, Inc. Prior to the Distribution, Sybron Dental Management, Inc. was a direct wholly-owned subsidiary of the Company and operated the Company's dental business. Immediately prior to the Distribution, the Company contributed all of the stock of Sybron Dental Management, Inc. to Sybron Dental Specialties, Inc. As used in these Notes to the Consolidated Financial Statements, the term "SDS" means Sybron Dental Management, Inc. (formerly known as Sybron Dental Specialties, Inc.) for the periods prior to the Distribution, and Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) for periods after the Distribution.

   (a) Principles of Consolidation and Fiscal Year End

    The consolidated financial statements reflect the accounts of Sybron International Corporation and its subsidiaries. The term "Company" or "Sybron" as used herein refers to Sybron International Corporation and its subsidiaries and their respective predecessors, unless the context otherwise requires. All significant intercompany balances and transactions have been eliminated. The Company's fiscal year ends on September 30. The fiscal years ended September 30, 1998, 1999 and 2000 are hereinafter referred to as "1998," "1999" and "2000,"
respectively. On March 31, 1999 and December 11, 2000, respectively, the Company sold Nalge Process Technologies Group, Inc. ("NPT") (the "NPT Sale") and completed the Distribution. The net assets and results of operations of SDS and NPT have been presented as discontinued operations in all years presented herein.

   (b) Cash Equivalents

    For purposes of reporting cash flows, cash and cash equivalents include investments in debt obligations with original maturities of three months or less.

   (c) Inventories

    Inventories are stated at the lower of cost or market. Elements of cost included in inventories are: raw materials, direct labor, manufacturing overhead (which includes indirect labor, fringe benefits, consumable supplies, depreciation of production equipment and tooling) and retained costs representing the excess of manufacturing or production costs over amounts charged to cost of sales. Certain domestic inventories of approximately $53,884 and $50,854 at September 30, 1999 and 2000, respectively, are valued on the last-in, first-out (LIFO) method. The remaining inventories are valued on the first-in, first-out (FIFO) method.

   (d) Securities

    When securities are purchased they are classified as held-to-maturity, available for sale or trading securities. Held to maturity securities are those which the Company has the positive intent and ability to hold until maturity. Trading securities are those purchased and held with the intent to sell in the near term. Available for sale securities include debt securities which are held for an indefinite period but are neither held to maturity nor trading securities. At September 30, 1999 and 2000, the Company held a U.S. Treasury Bond classified as an available for sale security. Available for sale securities are reported at fair market value. Unrealized gains and losses for this security are included in comprehensive income as a separate component of shareholders' equity. See note 7.

   (e) Property, Plant and Equipment

    Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of depreciable assets (5 to 45 years for land improvements, buildings and building improvements, and 3 to 12 years for machinery and equipment) using the straight-line method. The Company assesses the recoverability of assets by comparing the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair market value of the assets.

   (f) Intangible Assets

    Intangible assets are recorded at cost and are amortized, using the straight-line method, over their estimated useful lives. Excess costs over net asset values acquired (goodwill) are amortized over 10 to 40 years; proprietary technology, trademarks, customer lists and other intangibles are amortized over 12 to 20 years, 5 to 40 years, 7 to 40 years, and 1 to 40 years, respectively. The Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows of the acquired businesses. If projected future cash flows indicate that unamortized goodwill will not be recovered, an adjustment would be made to reduce the net goodwill to fair value. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Adjustments to goodwill were made in 1998 as referred to in note 11. No adjustments were made to goodwill in 1999 or 2000.

   (g) Revenue Recognition

    The Company recognizes revenue upon shipment of products when persuasive evidence of a sales arrangement exists, the price to the buyer is fixed and determinable and collectibility of the sales price is reasonably assured. A large portion of the Company's sales are sold through distributors. Revenues associated with sales to distributors are also recognized upon shipment of products when all risks and rewards of ownership of the product are passed. The Company is not obligated to allow for returns.

   (h) Income Taxes

    Income taxes are accounted for under the asset and liability method wherein deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or other comprehensive income in the period that includes the enactment date.

   (i) Research and Development Costs

    Research and development costs are charged to selling, general and administrative expenses in the year they are incurred. Research and development costs for 1998, 1999 and 2000 were approximately $8,738, $12,562 and $18,302, respectively.

   (j) Foreign Currency Translation

    The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses, net of applicable deferred income taxes, resulting from such translations are included in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in net income. Foreign currency transaction gains for 1998, 1999 and 2000 were approximately $247, $403 and $1,306, respectively.

   (k) Pensions

    The Company and its subsidiaries have various pension plans covering substantially all employees. U.S. pension obligations are funded by payments to pension fund trustees. Other foreign pensions are funded as expenses are incurred. The Company's policy with respect to its defined benefit plans is generally to fund the minimum amount required under the Employee Retirement Income Security Act of 1974, as amended, for plans subject thereto.

   (l) Earnings Per Common Share

    Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding in the period presented. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding plus dilutive effects of potential common shares outstanding during the period. A reconciliation of shares used in calculating basic and diluted earnings per share follows:

                                                      1998      1999      2000
                                                     -------   -------   -------
Basic ............................................   102,320   103,412   104,570
Effect of assumed conversion of employee stock
  options ........................................     3,541     3,158     2,233
                                                     -------   -------   -------
Diluted ..........................................   105,861   106,570   106,803
                                                     =======   =======   =======

    Options to purchase 4,162,920 shares of common stock at prices ranging from $23.81 to $24.50 per share were outstanding during a portion of 1998 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2008, were still outstanding at the end of fiscal year 1998.

    Options to purchase 570,724 shares of common stock at prices ranging from $25.74 to $26.75 per share were outstanding during a portion of 1999 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2009, were still outstanding at the end of fiscal year 1999.

    Options to purchase 904,844 shares of common stock at prices ranging from $25.31 to $32.00 per share were outstanding during a portion of 2000 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2010, were still outstanding at the end of fiscal year 2000.

   (m) Deferred Financing Fees

    Deferred financing fees are capitalized and amortized as a separate component of other income over the life of the related debt agreements.

   (n) Advertising Costs

    Advertising costs included in selling, general and administrative expenses are expensed as incurred and were $4,480, $5,730 and $6,014 in 1998, 1999 and 2000, respectively.

   (o) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (p) Derivative Financial Instruments

    Derivative financial instruments are used by the Company in the management of its interest rate and foreign currency exposures.

    The Company uses interest rate swaps to manage its interest rate risk. The net amounts to be paid or received under interest rate swap agreements designated as hedges are accrued as interest rates change and are recognized over the life of the swap agreements, as an adjustment to interest expense from the underlying debt to which the swap is designated. The related amounts payable to, or receivable from, the counterparties are included in other current assets or other current liabilities. See note 9.

    The Company, from time to time, enters into foreign exchange options relating to the anticipated cash flow in local currencies of certain foreign operations. These options allow the Company to exchange foreign currencies for U.S. dollars. The purpose of the Company's foreign currency hedging activities is to protect the Company from the risk that eventual cash flows from foreign activities will be adversely affected by changes in exchange rates. The recognition of gains or losses on foreign currency option contracts entered into to hedge sales are recorded as "net sales." The Company had no foreign exchange option contracts at September 30, 1999 or 2000.

    On October 1, 2000, the Company adopted Financial Accounting Standard Board Opinions No. 133 ("SFAS 133") as modified by FASB Opinion No. 138. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. They require the recognition of all derivative instruments as assets or liabilities in the balance sheet at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge and if so, the type of hedge. For derivatives designated as a cash flow hedge, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. At October 1, 2000 the Company had no freestanding derivatives in place other than interest rate swaps used to hedge variable rate long-term debt and had no material embedded derivatives. The interest rate swaps meet the criteria for cash flow hedge accounting. As a result, the swaps are recorded on the balance sheet as an asset at fair value with the corresponding gain or loss recorded in other comprehensive income beginning October 1, 2000. The impact on other comprehensive income upon adoption of the standard was an unrealized gain, net of tax, of approximately $2,530.

    On September 29, 2000, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 140, Accounting of Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"). SFAS 140 modifies and replaces Statement of Financial Accounting Standards No.
125. SFAS 140 provides the accounting and reporting guidance for transfers and servicing of financial assets and extinguishments of liabilities and will be the authoritative accounting literature for: (1) securitization transactions involving financial assets; (2) sales of financial assets (including loan participations); (3) factoring transactions; (4) wash sales; (5) servicing assets and liabilities; (6) collateralized borrowing arrangements; (7) securities lending transactions; (8) repurchase agreements; and (9) extinguishment of liabilities, and is applicable prospectively. Adoption of the statement in 2001 is not expected to have any material affect on the consolidated financial position or results of operations.

    In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" -- an interpretation of APB Opinion No. 25 ("FIN 44"). This Interpretation clarifies the definition of employee for purposes of applying Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employee ("APB #25"), the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. We adopted FIN 44 during the year ended September 30, 2000. This adoption did not have a material effect on out consolidated financial position or results of operations

   (q) Environmental Expenditures

    Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. The Company determines its liability on a site by site basis and records a liability at the time when the liability is probable and can be reasonably estimated. The estimated liability is not reduced for possible recoveries from insurance carriers.

(2) BUSINESS AND CREDIT CONCENTRATIONS

    Many of the Company's products are sold through major distributors, two of which have exceeded 10% of the Company's consolidated net sales in prior years. These distributors accounted for approximately 15.0% and 11.6%, respectively of the Company's net sales in 1998, 14.9% and 10.7%, respectively of the Company's net sales in 1999, and 13.9% and 9.7%, respectively of the Company's net sales in 2000. Accounts receivable from these distributors comprised approximately 16.9% and 11.8%, respectively of the outstanding consolidated accounts receivable balances at September 30, 1999 and approximately 15.8% and 8.6%, respectively of the outstanding consolidated accounts receivable balances at September 30, 2000. (see note 16)

(3) INVENTORIES

    Inventories at September 30, 1999 and 2000 consist of the following:

                                                        1999             2000
                                                     ---------        ---------
Raw materials and supplies ...................       $  44,505        $  59,178
Work in process ..............................          28,332           29,848
Finished goods ...............................          59,413           60,887
Excess and obsolescence reserves .............          (3,880)          (3,872)
LIFO reserve .................................          (4,742)          (4,262)
                                                     ---------        ---------
                                                     $ 123,628        $ 141,779
                                                     =========        =========

    During 2000, Quantities of inventory valued on a LIFO basis were consumed. This resulted in the liquidation of LIFO inventories valued at lower prevailing costs when such LIFO quantities were originally acquired in prior years. If these LIFO quantities had not been consumed, but replenished with the quantities valued at current costs, net income in 2000 would have been decreased by approximately $125 and would have had no impact on either basic or diluted earnings per share.

(4) INCOME TAXES

    Total income tax expense (benefit) for the years ended September 30, 1998, 1999 and 2000 is allocated as follows:

                                                                        1998               1999               2000
                                                                      ---------          ---------          -------
Income from continuing operations ................................    $ 34,714           $ 49,981           $ 57,601
Extraordinary items ..............................................        --               15,828               --
Discontinued operations ..........................................      16,347             30,930             28,339
Shareholders' equity for unrealized gain on security
  available for sale .............................................        --                 (173)            (1,420)
Shareholders' equity for compensation expense for tax
  purposes in excess of amounts recognized for financial
  reporting purposes .............................................      (7,291)            (6,501)            (7,901)
                                                                      --------           --------           --------
                                                                      $ 43,770           $ 90,065           $ 76,619
                                                                      ========           ========           ========

    Income tax expense (benefit) attributable to income from continuing operations consists of:

                                            CURRENT       DEFERRED        TOTAL
                                           --------       --------       -------
Year ended September 30, 1998:
  U.S., state and local .............      $ 33,353       $ (2,577)      $30,776
  Foreign ...........................         6,433         (2,495)        3,938
                                           --------       --------       -------
                                           $ 39,786       $ (5,072)      $34,714
                                           ========       ========       =======
Year ended September 30, 1999:
  U.S., state and local .............      $ 30,294       $ 14,700       $44,994
  Foreign ...........................         1,811          3,176         4,987
                                           --------       --------       -------
                                           $ 32,105       $ 17,876       $49,981
                                           ========       ========       =======
Year ended September 30, 2000:
  U.S., state and local .............      $ 42,664       $  8,401       $51,065
  Foreign ...........................         4,679          1,857         6,536
                                           --------       --------       -------
                                           $ 47,343       $ 10,258       $57,601
                                           ========       ========       =======

    The domestic and foreign components of income from continuing operations before income taxes, discontinued operations and extraordinary items are as follows:

                                                           1998      1999       2000
                                                         -------   --------   --------
United States ........................................   $74,081   $111,930   $123,422
Foreign ..............................................    12,755     15,462     20,903
                                                         -------   --------   --------
Income before income taxes, discontinued operations
  and extraordinary items ............................   $86,836   $127,392   $144,325
                                                         =======   ========   ========

    Income tax expense attributable to income from continuing operations was $34,714, $49,981 and $57,601 in 1998, 1999 and 2000, respectively, and differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income from continuing operations before income taxes, discontinued operations and extraordinary items in 1998, 1999 and 2000 as a result of the following:

                                                                   1998       1999        2000
                                                                ---------   ---------   -------
Computed "expected" tax expense .............................   $ 30,393    $ 44,587    $ 50,514
Increase (reduction) in income taxes resulting from:
Change in beginning of year valuation allowance for
  deferred tax assets allocated to income tax expense........     (1,541)       (277)        (21)
Amortization of goodwill ....................................      1,807       2,332       3,931
State and local income taxes, net of Federal income tax
  Benefit ...................................................      1,740       3,077       3,898
Foreign income taxed at rates higher than U.S. Federal
  Income ....................................................       (588)       (561)       (836)
Foreign tax credits utilized in excess of U.S. tax on
  foreign earnings ..........................................        325         512         205
Other, net ..................................................      2,578         311         (90)
                                                                --------    --------    --------
                                                                $ 34,714    $ 49,981    $ 57,601
                                                                ========    ========    ========

    The significant components of deferred income tax benefit attributable to income from continuing operations for 1998, 1999 and 2000 are as follows:

                                                                 1998        1999        2000
                                                               --------    --------    --------
Deferred tax (benefit)/expense (exclusive of the effects
  of other components listed below) ........................   $ (3,410)   $ 18,388    $ 10,038
Decrease in the valuation allowance for deferred tax
  assets ...................................................     (1,662)       (512)        220
                                                               --------    --------    --------
                                                               $ (5,072)   $ 17,876    $ 10,258
                                                               ========    ========    ========

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1999 and 2000 are presented below.

                                                                 1999        2000
                                                               --------    --------
Deferred tax assets:
Inventories ................................................   $  2,115    $  3,560
Compensation ...............................................      2,766       2,679
Sale/Leaseback .............................................      4,622       4,531
Employee benefits ..........................................      1,726       1,979
Net operating loss carryforwards ...........................        891       1,111
Warranty and other accruals ................................     14,763       8,347
                                                               --------    --------
  Total gross deferred tax assets ..........................     26,883      22,207
  Less valuation allowance .................................       (891)     (1,111)
                                                               --------    --------
  Net deferred tax assets ..................................     25,992      21,096
                                                               --------    --------
Deferred tax liabilities:
Depreciation ...............................................    (13,675)    (16,928)
Purchase accounting ........................................    (56,144)    (74,474)
Unrealized appreciation on securities available for sale ...       (173)     (1,593)
Other ......................................................       (613)       (860)
                                                               --------    --------
  Total gross deferred tax liabilities .....................    (70,605)    (93,855)
                                                               --------    --------
  Net deferred tax liability ...............................   $(44,613)   $(72,759)
                                                               ========    ========

    The change in the net deferred tax liability contains $16,295 and $1,420 of deferred tax liabilities related to acquisitions and the unrealized appreciation on securities available-for-sale. The valuation allowance for deferred tax assets as of October 1, 1998 was $1,403. The net change in the total valuation allowance for the years ended September 30, 1998 and 1999 was a decrease of $512 and an increase of $220, respectively. The valuation allowance relates primarily to net operating loss carryforwards in certain foreign jurisdictions and U.S. states, in which there is a history of pre-tax accounting losses. Management is unable to conclude that there will be pre-tax accounting income in those jurisdictions in the near term. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

    At September 30, 2000, the Company has an aggregate of $1,200 of foreign net operating loss carry forwards from certain foreign jurisdictions, the majority of which have no expiration. The Company has an aggregate of $13,000 of various state net operating losses, the majority of which expire between 2005 and 2007.

    Accumulated earnings of foreign subsidiaries at September 30, 1998, 1999 and 2000 of approximately $2,000, $1,000 and $11,000, respectively, have been reinvested in the business and no provision for income taxes has been made for the repatriation of these earnings.


(5) PROPERTY, PLANT AND EQUIPMENT

    Major classifications of property, plant and equipment at September 30, 1999 and 2000 are as follows:

                                                        1999             2000
                                                     ---------        ---------
Land and land improvements ...................       $  13,445        $  12,813
Buildings and building improvements ..........          87,192           94,556
Machinery and equipment ......................         223,688          259,112
Construction in progress .....................          15,196           17,444
                                                     ---------        ---------
                                                       339,521          383,925
Less: Accumulated depreciation ...............        (151,762)        (175,831)
                                                     ---------        ---------
                                                     $ 187,759        $ 208,094
                                                     =========        =========

(6) INTANGIBLE ASSETS

    Intangible assets at September 30, 1999 and 2000 are as follows:

                                                                1999           2000
                                                            -----------    -----------
Excess costs over net asset values acquired (goodwill)...   $   708,109    $   881,593
Proprietary technology ..................................        38,029         48,302
Trademarks ..............................................        36,988         45,409
Customer lists ..........................................       113,159        107,419
Other ...................................................        33,893         71,444
                                                            -----------    -----------
                                                                930,178      1,154,167
Less: Accumulated amortization ..........................      (109,703)      (146,014)
                                                            -----------    -----------
                                                            $   820,475    $ 1,008,153
                                                            ===========    ===========

    The increases in intangible assets from 1999 to 2000 were primarily due to acquisitions accounted for as purchases net of removal of fully written off intangible assets.

(7) LONG-TERM DEBT

    Long-term debt at September 30, 1999 and 2000 consists of the following:

                                                          1999           2000
                                                       ---------      ---------
Term Loan Facility ...............................     $ 381,370      $ 380,920
Revolving Credit Facility ........................       198,080        256,400
Securities lending agreement .....................        50,461         54,444
Sale/Leaseback Obligation ........................        12,273         12,024
Capital leases and other (See Note 8) ............         7,475         34,392
                                                       ---------      ---------

                                                         649,659        738,180
Less: Current portion of long-term debt ..........        (7,391)       (34,327)
                                                       ---------      ---------
                                                       $ 642,268      $ 703,853
                                                       =========      =========

    CREDIT AGREEMENTS: Until December 11, 2000, the Company and its principal domestic subsidiaries (including certain subsidiaries of SDS) were parties to a credit agreement (as amended, the "Previous Credit Agreement") with The Chase Manhattan Bank ("Chase") and certain other lenders providing for a term A loan facility of $300,000 (the "Tranche A Term Loan Facility"), a term B loan facility of $300,000 (the "Tranche B Term Loan Facility") and a revolving credit facility of up to $600,000 (the "Previous Revolving Credit Facility"). In connection with the Distribution, on December 1, 2000, the Company entered into a new credit agreement (the "Credit Agreement") with Chase and certain other lenders providing for a term loan of $300,000 (the "Term Loan Facility") and a revolving credit facility up to $500,000 (the "Revolving Credit Facility" and together with the Term Loan Facility, the "Credit Facilities"). Borrowings under the Credit Facilities are unsecured. On December 11, 2000, the Company borrowed approximately $563,000 under the Credit Facilities and together with funds aggregating $375,000 (approximately $307,100, the amount equal to the outstanding amounts under the Previous Credit Agreement attributable to SDS on December 11, 2000 including accrued interest plus a cash dividend of $67,900 from SDS to the Company), used such funds to repay all of the outstanding amounts under the Previous Credit Agreement (including amounts attributable to SDS and accrued interest) aggregating $938,000.

    The Credit Agreement contains financial and operating covenants, including, among other things: restrictions on investments; requirements that the Company maintain certain financial ratios; restrictions on the ability of the Company and its subsidiaries to create or permit liens, or to pay dividends or make other restricted payments (as defined) in excess of $100,000 plus 50% of the defined consolidated net income of the Company for each fiscal quarter ending after September 30, 2000, less any dividends paid or other restricted payments made after September 30, 2000; and limitations on incurrence of additional indebtedness.

    TERM LOAN FACILITY: Borrowings under the Term Loan Facility are required to be repaid in one installment due on December 1, 2005. The Term Loan Facility provides for an annual interest rate, at the option of the Company, equal to (a) the alternate base rate ("ABR") plus 0% to 1% (the "Term ABR Margin") where ABR is the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate, (ii) the federal funds rate plus 1/2 of 1%, and
(iii) the base CD rate plus 1% or (b) the adjusted interbank offered rate for Eurodollar deposits ("Eurodollar Rates") plus 3/4% to 2.0% (the "Term Loan Eurodollar Rate Margin"). The Term ABR Margin and the Eurodollar Rate Margin depend upon the Company's credit rating from Standard and Poor's Rating Group ("S&P") and Moody's Investors Service, Inc. ("Moody's"). Based on the Company's current credit rating, the Term ABR Margin and the Term Loan Eurodollar Margin would be 0.25% and 1.25%, respectively.

    REVOLVING CREDIT FACILITY: Borrowings under the Revolving Credit Facility mature on December 1, 2005. The Revolving Credit Facility provides for an annual interest rate at the option of the Company, equal to (a) ABR plus 0% to .375% (the "Revolving ABR Margin") or (b) the Eurodollar Rates plus .375% to 1.375% (the "Revolving Loan Eurodollar Rate Margin"). In addition, the Company has a third option to set the rate by a competitive bid process among the parties to the Revolving Credit Facility (the "CAF"). The Company also will pay a facility fee of .125% to .375% for all commitments from the lenders, whether drawn or undrawn and a will pay a utilization fee of 0.25% per annum if more than 50% of the Revolving Credit Facility is drawn or the Term Loan Facility is still outstanding. The Revolving ABR Margin, the Revolving Loan Eurodollar Rate Margin and the facility fee depend upon the Company's credit rating from S&P and Moody's. Based upon the Company's current credit rating, the Revolving ABR Margin, the Revolving Loan Eurodollar Rate Margin and the facility fee would be 0%, 0.8% and 0.2%, respectively. The Revolving Credit Facility also provides for a multi currency sub facility providing up to $100,000 in sub commitments in non-dollar currencies. Terms and conditions on the multi currency sub facility are to be agreed upon between the Company and Chase and the lenders providing funding under such facility. The Company may not exceed a total of $500,000 in dollar and non-dollar commitments under this Revolving Credit Facility. The Credit Facility also provides for the issuance of standby letters of credit and commercial letters of credit on behalf of the Company's subsidiaries as required in the ordinary course of business as part of the working capital line.

    TRANCHE A TERM LOAN FACILITY: Borrowings under the Tranche A Term Loan Facility were required to be repaid in 21 consecutive quarterly installments of principal. On July 31, 1997 the Company began repaying the principal balance by paying the $8,750 due in 1997, $35,000 due in 1998 and $17,500 of the $36,250
due in fiscal 1999. On March 31, 1999 as a result of the sale of NPT, the Company received approximately $87,500 ($83,200 net of fees, expenses and an adjustment to the purchase price). Net proceeds of the sale, after a reduction for applicable income taxes, were required to be used to repay amounts owed by the Company under the Tranche A Term Loan Facility. On March 31, 1999, the Company paid approximately $67,900 due under the Tranche A Term Loan Facility. In connection with the Distribution on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of approximately $260,600 of the Tranche A Term Loan Facility.

    TRANCHE B TERM LOAN FACILITY: Borrowings under the Tranche B Term Loan Facility were required to be repaid in consecutive quarterly installments beginning January 31, 2000 as follows: $750 due in fiscal 2000, $1,000 due in fiscal 2001, $1,000 due in fiscal 2002, $120,250 due in fiscal 2003 and $177,000 due in fiscal 2004, with the final payment due on July 31, 2004. In connection with the Distribution, on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of $301,300 of the Tranche B Term Loan Facility.

    Borrowings under the Tranche A and Tranche B Term Loan Facilities (and the Revolving Credit Facility) were secured by the capital stock of the Company's domestic subsidiaries, and by 65% of the stock held by the domestic subsidiaries in their direct foreign subsidiaries. The Tranche A Term Loan Facility provided for an annual interest rate, at the option of the Company, equal to (a) the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate, (ii) the federal funds rate plus 1/2 of 1%, and (iii) the base CD rate plus 1% (collectively referred to as "ABR") or (b) the adjusted interbank offered rate for Eurodollar deposits ("Eurodollar Rates") plus 1/2% to 7/8% (the "Tranche A Eurodollar Rate Margin") depending upon the ratio of the Company's total debt to Consolidated Adjusted Operating Profit (as defined).

    The Tranche B Term Loan Facility provided for an annual interest rate, at our option, equal to (a) the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate plus 1% to 1 1/4%, (ii) the federal funds rate plus of 1 1/2% to 1 3/4%, and (iii) the base CD rate plus 2% to 2 1/4%, depending upon the ratio of our total debt to Consolidated Adjusted Operating Profit or (b) the Eurodollar Rate plus 2% to 2 1/4% depending upon the ratio of our total debt to Consolidated Adjusted Operating Profit.

    As of September 30, 2000, the Company has seven interest rate swaps outstanding aggregating a notional amount of $381,000. Under the terms of the swap agreements, the Company is required to pay a fixed rate amount equal to the swap agreement rate listed below. In exchange for the payment of the fixed rate amount, the Company receives a floating rate amount equal to the three-month LIBOR rate in effect on the date of the swap agreements and the subsequent reset dates. For each of the swap agreements the rate resets on each quarterly anniversary of the swap agreement date until the swap expiration date. The net interest rate paid by the Company is approximately equal to the sum of the swap agreement rate plus the applicable Eurodollar Rate Margin. In 2000, the Tranche A and Revolver Eurodollar Rate Margins were .75%. The Tranche B Eurodollar Margin was 2.0%. The swap agreement rates and duration as of September 30, 2000 are as follows:

   EXPIRATION DATE       NOTIONAL AMOUNT   SWAP AGREEMENT DATE       SWAP AGREEMENT RATE
---------------------    ---------------   -------------------       -------------------
February 7, 2001.....        $ 50,000      August 7, 1997                5.910%
August 7, 2001.......        $ 50,000      August 7, 1997                5.900%
September 10, 2001...        $ 50,000      December 8, 1995              5.623%
December 31, 2001....        $  6,000      March 24, 1999                5.500%
June 8, 2002.........        $ 50,000      December 8, 1995              5.500%
July 31, 2002........        $ 75,000      May 7, 1997                   6.385%
July 31, 2002........        $ 50,000      October 23, 1998              4.733%
October 1, 2002......        $ 50,000      October 1, 1999               6.260%

    The Company's risk with regard to the swaps is limited to the counterparty's (Bank of America, Illinois, with a notional amount of $131,000, The Sumitomo Bank Limited, The Bank of Nova Scotia, The Bank of New York, Bank of Tokyo Mitsubishi and First Union with notional amounts of $50,000 each) ability to meet the payment terms of the contract. All interest expense for all debt is calculated using the interest method.

    On December 11, 2000, due to the extinguishment of debt, interest rate swaps previously designated as cash flow hedges ceased to meet hedge criteria under SFAS 133 as modified by SFAS 138. The approximate fair value on December 11, 2000 was $1,700. The Company sold these interest rate swaps on December 12, 2000 for approximately $1,700, and realized a gain of $1,100 (net of tax). Because these interest rate swaps were designated as a hedge against future variable rate interest payments and the extinguished debt, the gain will continue to be carried in other comprehensive income and recognized as an adjustment of yield interest expense of the Credit Facilities over the remaining term of the interest rate contract.

    PREVIOUS REVOLVING CREDIT FACILITY: The Company paid a commitment fee of .20% with the ability to increase or reduce the amount from .225% to .15%
depending upon the ratio of the Company's total debt to Consolidated Adjusted Operating Profit. The Revolving Credit Facility also provided for the issuance of standby letters of credit and commercial letters of credit on behalf of the Company's subsidiaries as required in the ordinary course of business as part of the working capital line. Borrowings under the Revolving Credit Facility were similar in terms of interest as those under the Tranche A Term Loan Facility described above, except that the Company had a third option to set the rate by a competitive bid process among the parties to the Revolving Credit Facility (the "CAF"). In connection with the Distribution, on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of approximately $376,100 of the Previous Revolving Credit Facility.

    The Company paid fees on the average unused portion of credit commitments under the Previous Revolving Credit Facility of approximately $327, $201 and $479 in 1998, 1999 and 2000, respectively. The Company paid fees of approximately $55, $38 and $59 for standby letters of credit under the Previous Revolving Credit Facility in 1998, 1999 and 2000, respectively. Standby letters of credit were approximately $2,985 and $18,562 at September 30, 1999 and 2000, respectively.

    SECURITIES LENDING AGREEMENT: On September 29, 1999, the Company purchased a United States Treasury Bond ("Treasury") with a par value of $50,000, an interest rate of 6.15% and a maturity date of August 15, 2029. Concurrent with the purchase of the Treasury, the Company lent the security to an unrelated third party for a period of 23 years. In exchange for the loaned Treasury, the Company has received collateral equal to the market value of the Treasury on the date of the loan, and adjusted on a weekly basis. This securities lending transaction is related to the Company's existing lending policy by fixing $50,000 of its floating rate debt. For a period of five years, the Company is obligated to pay a rebate on the loaned collateral at an annual fixed rate of 6.478% and is entitled to receive a fee for the loan of the security at a floating rate equal to LIBOR minus .75%. The weighted-average pay and receive rates in 2000 were 6.478% and 5.26%, respectively, at a weighted average notional amount of $52,500. Thereafter, the Company is required to pay the unrelated third party a collateral fee equal to the one-week general collateral rate of interest (as determined weekly in good faith by the unrelated third party, provided that such rate shall not exceed the federal funds rate in effect as of the day of determination plus .25%) and the Company receives all distributions made on or in respect to the Treasury. This transaction is accounted for as a secured borrowing under Statement of Financial Accounting Standards No. 125.

    SALE/LEASEBACK: On December 22, 1988, the Company completed the sale and leaseback (the "Sale/ Leaseback") of its then principal domestic manufacturing and office facilities with an unaffiliated third party. The proceeds of $22,500 (net of approximately $1,100 in fees) were used to retire debt. The transaction has been accounted for as a financing for financial statement purposes and as a sale for income tax purposes. The financing obligation is being amortized over the initial 25-year lease term.

    The Company pays all costs of maintenance and repair, insurance, taxes, and all other expenses associated with the properties. In addition, each of the leases is unconditionally guaranteed by the Company.

    The initial term of each lease is 25 years with five five-year renewal options. The initial aggregate annual payments relating to the Company under the leases were $1,727 payable monthly in advance. On the fifth anniversary of the leases and every five years thereafter (including renewal terms), the rent is increased by the percentage equal to 75% of the percentage increase in the Consumer Price Index over the preceding five years. The percentage increase to the rent in any five-year period will be capped at 15%. Beginning January 1, 1999 annual payments increased to $2,176. The next adjustment will not occur until January 1, 2004.

    The Company has the option to purchase the facilities according to the terms of any bona fide offer received by the lessor from a third party (the "Third Party Offer") at any time during the term of the leases. The purchase price upon exercise of the option will be an amount equal to the purchase price contained in the Third Party Offer. The Company also has the option to purchase the facilities, subject to complying with the notice provision in the leases, on any date between June 1, 2008 and May 31, 2009. The purchase price upon the exercise of the option is the greater of the fair market value of the leased premises or the sum of the landlord's acquisition cost for the leased premises and any prepayment premiums that would be payable under the landlord's financing for the premises.

    In the event of a breach of certain covenants which include, subject to certain exceptions, restrictions on the Company's and its subsidiaries' incurrence of certain additional indebtedness, payment of dividends or the making of other distributions or the repurchase of the Company's capital stock, or the creation of liens on their respective properties, the Company must cause each subsidiary to make a rejectable offer to the lessor to purchase its facility. If the lessor accepts the rejectable offer, each subsidiary will pay to the lessor a formula price based upon the lessor's equity in the property and the lessor's pre-payment premium to its lender. The Company may also be obligated to repurchase the property upon the occurrence of certain other events.

    MATURITIES OF LONG-TERM DEBT: As of September 30, 2000, maturities of long-term debt, including capital leases, are as follows:

   FISCAL
-------------
2001.........    $  34,327
2002.........          566
2003.........          473
2004.........          504
2005.........          556
Thereafter...      701,754
                 ---------
                 $ 738,180
                 =========

    Maturity of long term debt related to the Term Loan Facility and the Revolving Credit Facility are based upon their maturity dates of December 11, 2005.

(8) LEASE COMMITMENTS

    As of September 30, 2000, minimum rentals, excluding rent payments under the Sale/Leaseback described in note 7, under capital and noncancellable operating leases consisting primarily of machinery and equipment, and building leases are:

                        FISCAL                              CAPITAL     OPERATING
------------------------------------------------------      -------     ---------
2001 .................................................      $   336      $ 8,019
2002 .................................................          178        7,176
2003 .................................................           48        5,922
2004 .................................................            3        4,331
2005 .................................................         --          3,703
Thereafter ...........................................         --         17,610
                                                            -------      -------
                                                            $   565      $46,761
                                                                         =======
Less amounts representing interest ...................           67
                                                            -------
Present value of net minimum lease payments ..........          498
Less current portion .................................          264
                                                            -------
Long-term obligations under capital leases ...........      $   234
                                                            =======

    Amortization of assets held under capital leases is included with depreciation expense.

    Rental expense under operating leases was $4,028, $6,704 and $9,434 in 1998, 1999 and 2000, respectively.

(9) FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments approximate fair value due to the short maturity of those instruments except as follows:

Long-Term Debt

    TERM LOAN FACILITY AND REVOLVING CREDIT FACILITY: The fair value was determined by estimating the interest rate margins (the premium over the Eurodollar Rate) on each of the Tranche A Term Loan Facility, Tranche B Term Loan Facility and the Previous Revolving Credit Facility for companies with credit risk similar to that of the Company. In 2000 the Company's spread over the Eurodollar Rate was 75 basis points for the Tranche A Term Loan Facility and the Previous Revolving Credit Facility and a spread of the Eurodollar Rate plus 200 basis points on the Tranche B Term Loan Facility. Since the Company has refinanced these facilities on December 11, 2000 at a rate of LIBOR + 125 basis points, LIBOR + 125 basis points was used for the calculations of fair market value.

    SALE/LEASEBACK: The fair value was determined by estimating the interest rate at which the Company could refinance the Sale/Leaseback given the same maturity period.

    INTEREST RATE SWAP AGREEMENTS: The fair values of interest rate swap agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive/(pay) if the agreements were terminated as quoted by the bank with which the Company executed the swap agreements.

                                              SEPTEMBER 30,            SEPTEMBER 30,
                                                  1999                     2000
                                         -----------------------  -----------------------
                                         REPORTED    ESTIMATED     REPORTED    ESTIMATED
                                          AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                         --------    ----------    --------    ----------
Long-term debt (including current
  portion) .........................     $649,959     $654,126     $738,180     $742,132
Interest rate swap agreements ......         --          2,768         --          4,221

    DERIVATIVES: The Company uses derivative financial instruments to manage its foreign currency exposures and interest rate risk. The Company does not hold or issue financial instruments for trading purposes. The notional amounts of these contracts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's risk. The net amounts exchanged are calculated on the basis of the notional amounts and other terms of the contracts, such as interest rates or exchange rates, and only represent a small portion of the notional amounts. The credit and market risk under these agreements is minimized through diversification among counter parties with high credit ratings. Depending on the item being hedged, gains and losses on derivative financial instruments are either recognized in the results of operations as they accrue or are deferred until the hedged transaction occurs. Derivatives used as hedges are effective at reducing the risk associated with the exposure being hedged and are designated as a hedge at the inception of the derivative contract. Accordingly, changes in the market value of the derivative are highly correlated with changes in the market value of the underlying hedged item at the inception of the hedge and over the life of the hedge contract.

    FOREIGN EXCHANGE CONTRACTS: The Company enters into foreign exchange hedging contracts to hedge certain sales commitments and loans made to foreign subsidiaries denominated in foreign currencies. The term of these contracts is less than one year. The purpose of the Company's foreign currency hedging activities is to protect the Company from the risk that the eventual cash flows resulting from foreign activities will be adversely affected by changes in exchange rates. The recognition of gains and losses on contracts entered into to hedge sales commitments are included in net income as an adjustment to net sales. At September 30, 1999 and 2000, the Company had no foreign exchange option contracts.

    INTEREST RATE SWAPS: The Company enters into interest rate swaps to stabilize funding costs by minimizing the effect of potential interest rate increases on floating-rate debt in a rising interest rate environment. Under these agreements, the Company contracts with a counter party to exchange the difference between a fixed rate and a floating rate applied to the notional amount of the swap. Swap contracts are principally between one and five years in duration. The differential to be paid or received on interest rate swap agreements is accrued as interest rates change and is recognized in net income as an adjustment to interest expense. Gains and losses resulting from terminated interest rate swap agreements are deferred and recognized in net income over the shorter term of the remaining contractual life of the swap agreement or the remaining term of the debt underlying the swap agreement. If swap agreements are terminated due to the underlying debt being extinguished, any resulting gain or loss is recognized in net income as an adjustment to interest expense at the time of the termination. The Company has not terminated any interest rate swap agreements. The weighted-average pay and receive rates for the swaps outstanding at September 30, 2000, were 5.79% and 6.24%, respectively, at a weighted average notional amount of $382,000. The weighted-average pay and receive rates for the swaps outstanding at September 30, 1999 were 5.78% and 5.22%, respectively at a weighted average notional amount of $382,000.

(10) EMPLOYEE BENEFIT PLANS

    Effective September 30, 1999, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard only modifies the financial statement presentation of the Company's pension and post retirement benefit obligations and does not impact measurement of such obligations.

    PENSION AND OTHER POSTRETIREMENT BENEFITS: The Company has defined benefit pension plans covering approximately 48 percent of its U.S. employees. The benefits are generally based on various formulas, the principal factors of which are years of service and compensation. The Company's funding policy is to generally make the minimum annual contributions required by applicable regulations. Plan assets are invested primarily in U.S. stocks, bonds and International stocks. In addition to the defined benefit plans, the Company provides certain health care benefits for eligible retired employees which are funded as costs are incurred. Certain employees who reached the age of 55 prior to January 1, 1996 will become eligible for postretirement health care only if they reach retirement age while working for the Company. The Company accrues, as current costs, the future lifetime retirement benefits for both qualifying active and retired employees and their dependents. The postretirement health care plans for subsidiaries of the Company and certain divested operations are generally contributory, with retiree contributions adjusted annually. In 1986, the Company instituted a policy with respect to postretirement medical premiums where the Company's contributions were frozen at the levels equal to the Company's contribution on December 31, 1988, except where collective bargaining agreements prohibited such a freeze.

    The following assumptions were used in determining the funded status of the Company's defined benefit plans:

                                                               1999        2000
                                                               ----        ----
Discount rate .........................................        7.75%        8.0%
Rate of increase in compensation levels ...............         4.0%        4.0%
Expected long-term rate of return on assets ...........        10.0%       10.0%


    The following assumptions were used in determining the accumulated postretirement benefit obligation of the Company's postretirement plans.

                                         1999    2000
                                         ----    ----
Discount rate........................    7.75%   8.0%
Average increase in medical costs....     5.5%   5.5%

                                                                     PENSION BENEFITS                OTHER BENEFITS
                                                                 ------------------------        ----------------------
                                                                   1999            2000            1999           2000
                                                                 --------        --------        -------        -------
Change in benefit obligations:
  Obligations at beginning of year .......................       $ 50,761        $ 44,275        $ 8,961        $ 5,556
  Service cost ...........................................          2,818           2,032             28             12
  Interest cost ..........................................          3,435           3,691            557            399
  Actuarial (gain) loss ..................................        (10,497)          3,129         (2,555)           (68)
  Benefit payments .......................................         (2,242)         (2,118)        (1,435)        (1,442)
                                                                 --------        --------        -------        -------
  Obligations at end of year .............................       $ 44,275        $ 51,009        $ 5,556        $ 4,457
Change in fair value of plan assets:
  Fair value of plan assets at beginning of year .........       $ 42,343        $ 44,898        $  --          $  --
  Actual return on plan assets ...........................          4,614           6,463           --             --
  Employer contributions .................................            184           1,240           --             --
  Benefit payments .......................................         (2,242)         (2,118)          --             --
                                                                 --------        --------        -------        -------
  Fair value of plan assets at end of year ...............       $ 44,899        $ 50,483        $  --          $  --
Funded Status:
  Funded status at end of year ...........................       $    624        $   (526)       $(5,556)       $(4,457)
  Unrecognized transition (asset) obligation .............            113               6           --             --
  Unrecognized prior service cost ........................             92             144           --             --
  Unrecognized (gain) loss ...............................         (7,979)         (6,869)           314            245
  Remaining excess of fair value of plan assets over
     projected benefit obligation recognized as a
     result of the 1987 acquisition of Sybron
     Corporation .........................................          2,341           1,869           --             --
                                                                 --------        --------        -------        -------
Net amount recognized at measurement date ................         (4,809)         (5,376)        (5,242)        (4,212)
Employer contribution paid after measurement date ........           --               167           --             --
                                                                 --------        --------        -------        -------
Net amount recognized at end of year .....................       $ (4,809)       $ (5,209)       $(5,242)       $(4,212)
                                                                 ========        ========        =======        =======

    The following table provides the amounts recognized in the Company's consolidated balance sheets:

                                                                     PENSION BENEFITS       OTHER BENEFITS
                                                                    ------------------    ------------------
                                                                     1999       2000       1999       2000
                                                                    -------    -------    -------    -------
Prepaid benefit cost ..........................................     $   124    $   188    $(5,242)   $(4,212)
Accrued benefit liability .....................................      (7,274)    (7,433)      --         --
Remaining  excess of fair value of plan assets over
   projected benefit obligation recognized as a result
   of the 1987 acquisition of Sybron Corporation ..............       2,341      1,869       --         --
                                                                    -------    -------    -------    -------
Net amount recognized at measurement date .....................      (4,809)    (5,376)    (5,242)    (4,212)
Employer contribution paid after measurement date .............        --          167       --         --
                                                                    -------    -------    -------    -------
Net amount recognized at September 30 .........................     $(4,809)   $(5,209)   $(5,242)   $(4,212)
                                                                    =======    =======    =======    =======

    The following table provides disclosure of the net periodic benefit cost:

                                                                   PENSION BENEFITS                            OTHER BENEFITS
                                                        ---------------------------------------         ----------------------------
                                                         1998            1999            2000           1998        1999        2000
                                                        -------         -------         -------         ----        ----        ----
Service cost ...................................        $ 2,544         $ 2,818         $ 2,032         $ 23        $ 28        $ 12
Interest cost ..................................          3,074           3,435           3,691          662         557         399
Expected return on plan assets .................         (4,118)         (4,123)         (4,509)         --          --          --
Amortization of transition (asset)
  obligation ...................................            107             108             107          --          --          --
Amortization of prior service cost............              (52)            (52)            (52)         --          --          --
Amortization of net (gain) loss ................             13             126              65           42          66         --
                                                        -------         -------         -------         ----        ----        ----
Net periodic benefit cost ......................        $ 1,568         $ 2,312         $ 1,334         $727        $651        $411
                                                        =======         =======         =======         ====        ====        ====

    The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of fair value of plan assets were $4,139, $1,853, and $0, respectively, as of September 30, 1999 and $2,880, $1,732 and $0, respectively as of September 30, 2000.

    An increase of one percentage point in the per capita cost of health care costs associated with the plans for which the Company contributions are not frozen would increase the accumulated postretirement benefit obligation and service and interest cost components as of September 30, 2000 by approximately $61 and $3, respectively.

    Because the majority of the postretirement plans are remaining liabilities from certain divested operations and more than 85% of the 1998, 1999 and 2000 net periodic postretirement benefit costs relate to interest costs, the Company has classified such interest costs as interest expense. This results in a non-cash increase in interest expense of approximately $662, $557 and $399 in 1998, 1999 and 2000, respectively.

    Savings Plans: Employees in the United States are eligible to participate in contributory savings plans maintained by the Company under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Company matching contributions under the plans, net of forfeitures, were approximately $2,321, $2,324 and $2,770 for 1998, 1999 and 2000, respectively.

(11) RESTRUCTURING CHARGES

    In June 1998, the Company recorded a restructuring charge of approximately $8,500 (approximately $5,400 after tax or $.05 per share on a diluted basis) for the rationalization of certain acquired companies, combination of certain duplicate production facilities, movement of certain customer service and marketing functions, and the exiting of several product lines. The restructuring charge was classified as components of cost of sales (approximately $1,800 relating to the write-off of inventory discussed below), selling, general and administrative expenses (approximately $6,700).

    Restructuring activity since June 30, 1998 and its components are as follows:

                                                                   LEASE       INVENTORY        FIXED
                                                    SEVERANCE     PAYMENTS     WRITE-OFF        ASSETS        GOODWILL
                                                       (A)          (B)           (C)            (C)            (D)           TOTAL
                                                    ---------     --------     ---------        ------        --------        ------
                                                                                    (IN THOUSANDS)
1998 Restructuring Charge ..................         $3,400         $200         $1,800         $1,000         $2,100         $8,500
1998 Cash Payments .........................            900          100           --             --             --            1,000
1998 Non-Cash Charges ......................           --            --           1,800          1,000          2,100          4,900
                                                     ------         ----         ------         ------         ------         ------
September 30, 1998 balance .................         $2,500         $100         $ --           $ --           $ --           $2,600
1999 Cash Payments .........................          1,900          100           --             --             --            2,000
Adjustments(a) .............................            300          --            --             --             --              300
                                                     ------         ----         ------         ------         ------         ------
September 30, 1999 balance .................         $  900         $--          $ --           $ --           $ --           $  900
2000 Cash Payments .........................            700          --            --             --             --              700
                                                     ------         ----         ------         ------         ------         ------
September 30, 2000 balance .................         $  200         $--          $ --           $ --           $ --           $  200
                                                     ======         ====         ======         ======         ======         ======

----------

(a) Amount represents severance and termination costs for approximately 65 terminated employees (primarily sales and marketing personnel). As of September 30, 2000, all employees have been terminated as a result of the restructuring plan. Payments will continue to certain employees previously terminated under this restructuring plan. An adjustment of approximately $300 was made in the third quarter of fiscal 1999 to adjust the accrual primarily representing under accruals for anticipated costs associated with outplacement services, accrued fringe benefits, and severance associated with employees who were previously notified of termination. No additional employees will be terminated under this restructuring plan.


(b)        Amount represents lease payments on exited facilities.


(c) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.


(d)        Amount represents goodwill associated with exited product lines.


    The Company expects to make future cash payments of approximately $200 in fiscal 2001.

    In September 2000, the Company recorded a restructuring charge of approximately $11,300 (approximately $7,500 after tax or $.07 per share on a diluted basis) for the consolidation of certain businesses, product rationalizations, changes in management structure and taxes associated with restructuring the U.K. operations. The restructuring charge was classified as components of cost of sales (approximately $4,400 relating to the write-off of inventory, write-offs of fixed assets, certain lease terminations and severance associated with employees in production activities), selling, general and administrative expense at $5,800 and income tax expense of $1,000, related to the companies restructuring of its U.K. operations. Restructuring activity since its inception in September 2000 and its components is as follows:

                                                                    FIXED      LEASE      SHUT-DOWN
                                          SEVERANCE   INVENTORY     ASSETS  COMMITMENTS     COSTS       TAX
                                             (A)         (B)         (B)        (C)          (C)        (D)       OTHER       TOTAL
                                          ---------   ---------     ------  -----------   ---------    ------     -----      -------
2000 Restructuring charge ...............   $5,500      $2,100      $1,000      $500         $300      $1,000      $900      $11,300
2000 Cash payments ......................    1,100        --          --         --           --         --         --         1,100
2000 Non-cash charges ...................     --         2,100       1,000       --           --         --         800        3,900
                                            ------      ------      ------      ----         ----      ------      ----      -------
September 30, 2000 balance ..............   $4,400      $ --        $ --        $500         $300      $1,000      $100      $ 6,300
                                            ======      ======      ======      ====         ====      ======      ====      =======

----------

(a) Amount represents severance and termination costs for 151 terminated employees (primarily sales, marketing and corporate personnel). As of September 30, 2000, 48 employees have been terminated as a result of the restructuring plan.


(b) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.


(c) Amount represents lease payments and shut down costs on exited facilities.


(d) Amount represents income tax expense associated with the restructuring of our U.K. facilities.


    The Company expects to make cash payments of approximately $1,700, $800, $2,200 and $400 in each of the four quarters of fiscal 2001, respectively and $1,200 in fiscal 2002 and beyond.

(12) CAPITAL STOCK

    STOCK OPTION PLANS: The Company has five stock option plans. As of September 30, 2000, there were options with respect to 5,616 shares of Common Stock outstanding under the 1988 Stock Option Plan (the "1988 Plan"), and there were no shares available for the granting of options under such plan; there were options with respect to 26,800 shares of Common Stock outstanding under the 1990 Stock Option Plan (the "1990 Plan") and there were no shares remaining available for the granting of options under such plan; there were options with respect to 7,869,242 shares of Common Stock outstanding under the Amended and Restated 1993 Long-Term Incentive Plan (the "1993 Plan") and there were 980,896 shares remaining available for the granting of options under such plan; there were options with respect to 324,000 shares of Common Stock outstanding under the Amended and Restated 1994 Outside Directors' Stock Option Plan (the "1994 Outside Directors' Plan"), and there were no shares available for the granting of options under such plan; there were options with respect to 168,000 shares of Common Stock outstanding under the 1999 Outside Directors' Stock Option Plan (the "1999 Outside Directors' Plan"), and there were 312,000 shares remaining available for the granting of options under such plan. Changes in stock options outstanding are as follows:

                                                               NUMBER OF                                    WEIGHTED AVERAGE
                                                                SHARES               PRICE PER SHARE         EXERCISE PRICE
                                                               ---------             ---------------        ----------------
Options outstanding at September 30,
  1997 ...........................................             6,943,280             $ 5.99-- $15.35            $    9.36
  Granted ........................................             4,188,064             $23.81-- $24.50            $   24.42
  Exercised ......................................            (1,455,760)            $ 5.99-- $15.35            $    8.63
  Canceled and available for reissue .............              (277,556)            $ 8.34-- $23.81            $   10.92
                                                              ----------
Options outstanding at September 30,
  1998 ...........................................             9,398,028             $ 5.99-- $24.50            $   16.14
  Granted ........................................               896,748             $25.31-- $26.75            $   26.18
  Exercised ......................................            (1,121,421)            $ 5.99-- $24.34            $    9.53
  Canceled and available for reissue .............              (145,584)            $11.55-- $26.75            $   20.86
                                                              ----------
Options outstanding at September 30,
  1999 ...........................................             9,027,771             $ 6.06-- $26.75            $   17.88
  Granted ........................................               764,040             $22.00-- $32.00            $   24.05
  Exercised ......................................            (1,167,775)            $ 6.06-- $26.75            $   10.79
  Canceled and available for reissue .............              (230,378)            $11.54-- $26.75            $   24.13
                                                              ----------
Options outstanding at September 30,
  2000 ...........................................             8,393,658             $ 6.36-- $32.00            $   19.27
Options exercisable at September 30,
  2000 ...........................................             5,212,321             $ 6.36-- $26.75            $   16.09
Options available for grant at September
  30, 2000 .......................................             1,292,896
                                                              ==========

    The range of exercise prices for options outstanding at September 30, 2000 was $6.06 to $26.75. The range of exercise prices for options is wide due to the increasing price of the Company's stock (upon which the exercise price is based) over the period of the grants.

    The following table summarizes information about options outstanding and outstanding and exercisable on September 30, 1999:



                                            OPTIONS                                   OPTIONS
                                          OUTSTANDING                        OUTSTANDING AND EXERCISABLE
                        -------------------------------------------------   ------------------------------
                                     WEIGHTED AVERAGE    WEIGHTED AVERAGE
    RANGE OF             NUMBER OF        REMAINING          EXERCISE        NUMBER OF    WEIGHTED AVERAGE
 EXERCISE PRICES          SHARES      CONTRACTUAL LIFE         PRICE          SHARES       EXERCISE PRICE
----------------        ----------   -----------------   ----------------   ----------    ----------------
$ 5.00-- $10.00 ...     2,327,718           4.0              $  8.43        2,327,718         $  8.43
$10.01-- $15.00 ...       392,270           5.4                11.94          392,270           11.94
$15.01-- $20.00 ...       257,124           6.3                15.36          187,328           15.36
$20.01-- $25.00 ...     4,511,702           7.8                24.22        2,051,778           24.36
$25.01-- $30.00 ...       799,844           8.3                26.20          253,227           26.34
$30.01-- $35.00 ...       105,000           9.6                31.02               --              --
                        ---------                                           ---------
                        8,393,658           6.7                19.27        5,212,321           16.09
                        =========                                           =========

1988, 1990 and 1993 Plans

    No options may be granted under the plans after ten years from the date the plans are approved by the shareholders of the Company. Options granted pursuant to the plans shall be either incentive options which are intended to meet the requirements of section 422 of the Code or nonstatutory options. The exercise price of the options will be determined by the Compensation/Stock Option Committee. The exercise price of any incentive option shall not be less than the fair market value per share of the Common Stock on the date of the grant of such option. An optionee under the plans must pay the full option price of an option either (a) in cash or its equivalent, (b) with the Compensation/Stock Option Committee's consent, by delivering previously acquired shares of Common Stock having a fair market value at the time of the exercise equal to the total option price, (c) with the Compensation/Stock Option Committee's consent, by a cashless exercise as permitted under The Federal Reserve Board's Regulation T or (d) in any combination of the foregoing.

    In general, options granted under the 1990 Plan after May 14, 1992, and under the 1993 Plan, vest in equal annual installments on each of the first four anniversaries following the date of grant. The Company made significant management changes in connection with the Spin-Off, including a change in the Chief Executive Officer, Chief Financial Officer and General Counsel. The Board of Directors and the Compensation Committee amended certain stock options previously granted to each of the executive officers so replaced to provide for the vesting of any unvested portion of the options granted to each of them in April of 1998, provided the individual remains an employee of the Company until June 1, 2001. If the individual is terminated prior to that date, the options would fully vest at that time. These options were also amended to provide for a five year period (rather than a three month period) to exercise the options after termination of employment. The amendments to these options had no earnings impact because the options had no intrinsic value (i.e. there was no positive spread between the market price and exercise price of the option shares) at the time of the amendment.

Outside Directors' Plans

    The 1994 Outside Directors' Plan provided for the automatic granting of nonstatutory stock options to those of the Company's directors who qualify as "outside directors" at the time of grant. Following each annual meeting of shareholders prior to September 30, 1998, the plan's expiration date, each outside director was automatically granted an option to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1994 Outside Directors' Plan became exercisable six months after the date of grant, regardless of whether the grantee was still a director of the Company on such date. All rights to exercise an option granted under the 1994 Outside Directors' Plan terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company. The exercise price must be paid in full at the time of exercise, and such payment may be made in cash, by delivering shares of Common Stock which the optionee or the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise, or through a combination of cash and such delivered Common Stock.

    The 1999 Outside Directors' Plan provides for the automatic granting of nonstatutory stock options to those of the Company's directors who qualify as "outside directors" at the time of grant. Following each annual meeting of shareholders beginning in 1999, when the plan was approved by the shareholders, each outside director is automatically granted an option to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1999 Outside Directors' Plan is exercisable immediately upon grant. All rights to exercise an option granted under the 1999 Outside Directors' Plan terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company. The exercise price must be paid in full at the time of exercise, and such payment may be made in cash, by delivering shares of Common Stock which the optionee or the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise, or through a combination of cash and such delivered Common Stock.

    The Company has adopted the provisions of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock plans. If the Company had elected to recognize compensation cost for all of the plans based upon the fair value at the grant dates for awards under those plans, consistent with the method prescribed by SFAS 123, net income and earnings per share would have been changed to the pro forma amounts indicated below:


                                                 1998      1999       2000
                                               -------  ---------  ---------
     Pro forma net income..................... $68,966  $ 130,902  $ 116,437
     Basic pro forma earnings per share.......     .67       1.27       1.11
     Diluted pro forma earnings per share ....     .65       1.23       1.09



    The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions:


                                          1998          1999         2000
                                        ---------    ---------    ---------
     Volatility......................        34.1%        28.8%        35.0%
     Risk-free interest rate.........        5.66%        4.99%        6.50%
     Expected holding period.........   8.7 years    7.7 years    7.8 years
     Dividend yield..................           0            0            0


    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single value of its options and may not be representative of the future effects on reported net income or the future stock price of the Company. The weighted average estimated fair value of employee stock options granted in 1998, 1999 and 2000 was $13.13, $13.53 and $14.54 per share, respectively. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period.

    EQUITY RIGHTS: As of September 30, 2000, the Company holds 220 shares of treasury stock for delivery to equity right holders who have not yet surrendered their certificates. Equity right holders are entitled to receive 4.375 shares of Common Stock upon surrender of such certificates.

(13) TRANSACTIONS WITH SYBRON DENTAL SPECIALTIES

    CASH MANAGEMENT AND ADVANCES: The Company has managed the cash not considered necessary for current operating requirements of its subsidiaries, including the operations of SDS. Cash collected from and cash payments to the operations of SDS are collected or funded from a centralized treasury operation and are either credited or charged to SDS. Advances to and collections from SDS are indirectly charged or credited with interest as such advances to or collections from SDS were applied to borrowings or repayments under the Old Credit Facilities. On an annual basis, outstanding balances are cleared via an intercompany dividend to or capital contribution from Sybron International.

    DIVIDENDS PAID TO SYBRON INTERNATIONAL: From time to time, SDS has paid dividends to the Company. Dividends in 1998, 1999 and 2000 were $47,225, $36,483 and $58,512, respectively.

    CAPITAL CONTRIBUTIONS TO SDS. From time to time, the Company has made capital contributions to SDS. Capital contributions in 1998, 1999 and 2000 were $49,268, $16,210 and $21,399, respectively.

    SYBRON INTERNATIONAL CREDIT FACILITIES: Sybron, consistent with the terms of its Old Credit Facilities, has historically recorded a portion of its outstanding debt (and associated interest expense) under its Old Credit Facilities to certain of its subsidiaries, including the operations of SDS. SDS's historical debt outstanding under the Old Credit Facilities at September 30, 1999 and 2000 were $273,192 and $311,772, respectively. SDS's historical interest expense was $20,195, $17,074 and $25,899 in 1998, 1999 and 2000,
respectively.

    SYBRON INTERNATIONAL CHARGES: Sybron performs certain functions for its subsidiaries (legal, tax, treasury, consolidation accounting, financial reporting and insurance) and therefore charges its corporate office, general and administration expenses to its subsidiaries. Such costs charged to SDS amounted to $3,620, $4,228 and $2,979 in 1998, 1999 and 2000, respectively. Services performed at the corporate office generally benefit the domestic operations, and therefore Sybron International corporate office, general and administrative expenses are generally charged based on SDS's domestic revenues as a percentage of total Sybron International domestic revenues. Because corporate office general and administrative expenses at Sybron International generally benefit domestic operations, Sybron International considers this method to be a reasonable basis for allocation. Management estimates that costs incurred by SDS if it had operated as an unaffiliated entity would have exceeded the amounts actually charged by approximately $2,500 in each of the three years reported.

    INTERCOMPANY LOANS WITH SYBRON DENTAL SPECIALTIES: Loans due from (to) SDS at September 30, 1998, 1999 and 2000 were as follows:

                                           AMOUNT      RATE       MATURITY
                                         ----------   -------    ----------
           1998:
           Sybron Holdings A/S .......   $ (21,098)    8.00%     On Demand
           Sybron Deutchland GmbH ....        (342)    6.50%     12/31/98
           Sybron Deutchland GmbH ....      (1,497)    6.50%     8/3/99
           Sybron Deutchland GmbH ....        (493)    3.75%     On Demand

           1999:
           Sybron Holdings A/S .......   $ (11,472)    5.50%     On Demand
           Electrothermal ............      (1,647)    8.00%     8/9/00
           Sybron Deutchland GmbH ....      (1,367)    6.50%     8/3/00
           Sybron U.K. ...............        (554)    8.00%     7/30/00
           Sybron Deutchland GmbH ....        (454)    3.75%     On Demand
           Sybron Deutchland GmbH ....        (110)    6.50%     12/31/99
           Nalge U.K. ................       1,071     0.00%     None

           2000:
           Sybron Holdings A/S .......   $  (1,773)    5.50%     On Demand


(14) COMMITMENTS AND CONTINGENT LIABILITIES

    Applied Biotech, Inc. ("ABI"), a subsidiary in our Diagnostics and Microbiology business segment, manufactures and supplies immunoassay pregnancy tests to Warner Lambert Co. (now part of Pfizer Inc.). Warner Lambert sells the tests to retailers who sell them over-the-counter to consumers. ABI supplies the product to Warner Lambert pursuant to a supply agreement which Warner Lambert claims requires ABI to defend and indemnify Warner Lambert with respect to any liability arising out of claims that the product infringes any patents held by third parties. On January 8, 1999, Conopco, Inc. d/b/a Unipath Diagnostics Company filed a lawsuit against Warner Lambert in the U.S. District Court for the District of New Jersey. Conopco claims in the suit that the Warner Lambert pregnancy test supplied by ABI infringes certain patents owned by Conopco. ABI has agreed to defend the lawsuit on behalf of Warner Lambert. In November 2000, the U.S. District Court granted a motion for summary judgment in favor of Warner Lambert and ABI, ruling that ABI's product does not infringe on the Conopco patents. The Company therefore believes the resolution of this lawsuit will not have a material adverse effect on the results of operations or financial condition of the Company. Additionally, another third party has contacted Warner Lambert regarding patents it holds which may apply to the Warner Lambert pregnancy test. Thus, Warner Lambert or ABI may in the future be subject to additional lawsuits by third parties for patent infringement with respect to these products. ABI believes it has meritorious defenses to these patents and will vigorously defend any such lawsuits against it, if brought.

    The Company or its subsidiaries are at any one time parties to a number of lawsuits or subject to claims arising out of their respective operations, or the operation of businesses divested in the 1980's for which certain subsidiaries may continue to have legal or contractual liability, including product liability, patent and trademark or other intellectual property infringement, contractual liability, workplace safety and environmental claims and cases, some of which involve claims for substantial damages. The Company and its subsidiaries are vigorously defending lawsuits and other claims against them. Based upon the insurance available under an insurance program and the potential for liability with respect to claims which are uninsured, the Company believes that any liabilities which might reasonably result from any of the pending cases and claims would not have a material adverse effect on the results of operations or financial condition of the Company. There can be no assurance as to this, however, or that litigation having such a material adverse effect will not arise in the future. The Company does not reduce legal or contractual liabilities for possible recoveries from insurance companies.

    On September 30, 1999, the Company assigned its rights to receive in 2022 a Treasury with a par value of $50,000 to an unrelated third party. The third party has also agreed to assume any obligations for which the security has been pledged.

(15) ACQUISITIONS AND DISCONTINUED OPERATIONS

    The Company has completed 40 acquisitions, sold one business and spun off one business since the beginning of 1998. The acquired companies are all engaged in businesses which are similar to the Company's existing businesses. The divested company was engaged in the business of process technologies. The spun off company was engaged in the dental business.

     1998

    During 1998, the Company completed 17 acquisitions for cash. The aggregate cash purchase price of the acquisitions was approximately $192,382, including fees and expenses. The Company is not subject to future purchase price adjustments based upon earnout provisions under any of the purchase and sale agreements. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent available twelve-month period prior to acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies accounted for as purchases. The total goodwill for the acquired companies was $143,886.

                                                                   OPERATING       TOTAL        TYPE OF
    BUSINESS SEGMENT                         DATE          SALES     INCOME        ASSETS      ACQUISITION
    ---------------                     -------------    -------   ---------      -------     -----------
    Company Acquired

    LABWARE AND LIFE SCIENCES:
    Lida Manufacturing Corporation ...   October 1997     $ 5,694    $   379       $ 1,585        Stock

    CLINICAL AND INDUSTRIAL:
    Chase Instruments Corp ...........   October 1997      21,592      1,957        11,946        Asset
    Cel-Line Associates, Inc. ........   January 1998       1,878         39           155        Asset
    SciCan Scientific.................   April 1998         5,483        311         2,982        Asset
    Marks Polarized Corporation ......   May 1998             935         84           263        Asset
    Scherf Prazision GmbH ............   August 1998        2,621        184         1,327        Asset

    DIAGNOSTICS AND MICROBIOLOGY:
    Clinical Standards Labs, Inc. ....   November 1997      2,759        106           911        Stock
    Diagnostic Reagents, Inc. ........   January 1998       7,609      3,057         5,795        Stock
    Criterion Sciences ...............   April 1998         5,572      2,731           686        Asset
    Custom Laboratories, Inc. ........   April 1998         1,444         72         1,616        Asset
    DiMed Corporation ................   April 1998         1,830        154         1,248        Asset
    Summit Biotechnology, Inc. .......   May 1998           1,237        414           455        Asset
    Applied Biotech, Inc. ............   August 1998       25,141     13,663        12,920        Stock
    Seradyn, Inc. ....................   August 1998       12,038       (535)        8,518        Asset
    MicroBio Products, Inc. ..........   August 1998        3,675         22         1,032        Stock

    LABORATORY EQUIPMENT:
    Electrothermal Engineering Ltd ...   July 1998          5,565        (21)        2,627        Stock
    Lab-Line Instruments, Inc. .......   July 1998         20,323        633         8,995        Stock



    See note 16 for a description of business segments.

     1999

     Acquisitions

    During 1999, the Company completed 16 acquisitions for cash. The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was $251,332. The Company is not subject to future purchase price adjustments based upon earnout provisions under any of the purchase and sale agreements. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies. The total goodwill for the acquired companies was $182,926.

                                                                              OPERATING      TOTAL         TYPE OF
       BUSINESS SEGMENT                                DATE          SALES      INCOME       ASSETS      ACQUISITION
       ----------------                           -------------    -------    ---------      -------     -----------
       Company Acquired

       LABWARE AND LIFE SCIENCES:
       InVitro Scientific Products, Inc ......    October 1998     $  5,095    $  708       $ 1,897      Assets
       Pacofin Intersep Filtration Products
         Business of Pacofin, Ltd. ...........    November 1998         902       343           952      Assets
       Scientific Resources, Inc. ............    January 1999        4,480       165         1,043      Assets
       Molecular BioProducts, Inc. ...........    January 1999       15,617     4,217         6,727      Stock
       Matrix Technologies Corporation .......    September          16,775     1,313         8,419      Stock


       CLINICAL AND INDUSTRIAL:
       Corning Samco Corporation .............    October 1998       22,996     2,316        15,690      Stock
       HistoScreen(TM) and
         Histogel(TM) product lines of
         Perk Scientific .....................    January 1999          932       254           227      Assets
       Stahmer, Weston & Co., Inc. ...........    February 1999       2,961       (74)          873      Stock
       System Sales Associates, Inc. .........    August 1999         4,382       565         1,810      Assets
       Novelty Glass & Mirror Co., Inc. ......    February 1999         280        (9)        4,949      Assets

       DIAGNOSTICS AND MICROBIOLOGY:
       Rascher & Betzold, Inc.................    January 1999          104        (9)          200      Assets
       Microgenics Corporation................    June 1999          37,165     8,034        25,573      Stock
       MicroTest, Inc.........................    July 1999           1,631     1,033           320      Assets
       Bioreagent and ELISA immunochemistry
         product lines of Genzyme
         Diagnostics .........................    July 1999           3,391     2,465           434      Assets

       LABORATORY EQUIPMENT:
       Laboratory Devices, Inc. ..............    January 1999          940       202           273      Assets
       Stem Corporation Ltd ..................    August 1999         1,655       714         1,090      Stock



    See note 16 for a description of business segments.

    2000

    Acquisitions

    During 2000, the Company completed 10 acquisitions, nine for all cash and one for cash and notes in the amount of $30,600. The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was $206,900. The Company may be subject to future purchase price adjustments based upon earnout provisions under one of the purchase and sale agreements. Such earnout provision has a maximum payout of $6,000. The earnout provision is subject to the achievement of certain financial goals and is not contingent upon employment. The entire earnout is expected to be paid in fiscal 2001 and will be accounted for as additional goodwill. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies. The total goodwill for the acquired companies was approximately $205,100. which will be amortized over 20 to 40 years.

                                                                                          OPERATING      TOTAL         TYPE OF
                   BUSINESS SEGMENT                                DATE         SALES      INCOME        ASSETS      ACQUISITION
                   ----------------                           -------------    -------    ---------      ------      -----------
                   Company Acquired

                   LABWARE AND LIFE SCIENCES:
                   Robbins Scientific Corporation ........    October 1999     $19,601    $  4,088      $9,876       Stock
                   Versi Dry(R) product line of National
                     Packaging Services Corporation ......    February 2000      2,494       1,300                   Asset
                   Sun International .....................    February 2000      5,818        (270)      2,269       Asset
                   Genevac Limited .......................    May 2000          10,624       1,082       4,165       Stock
                   Genevac Inc ...........................    May 2000           1,626          --         N/A       Stock

                   CLINICAL AND INDUSTRIAL:
                   Microm Laborgorate GmbH ...............    October 1999      20,676       1,112       7,907       Asset
                   Lab Vision Corporation.................    August  2000       7,487       1,146       4,426       Stock

                   DIAGNOSTICS AND MICROBIOLOGY:
                   Consolidated Technologies, Inc. .......    March 2000         7,782       2,888       6,100       Asset
                   Murex bacteriology latex
                     agglutination product line of
                     Abbott Laboratories .................    August 2000       20,461      10,026         N/A       Asset
                   The thyroid and coagulation product
                     line of Axis Shield .................    September 2000     4,507       2,174         N/A       Asset


    See note 16 for a description of business segments.

    The following pro forma financial information presents the combined results of the operations of the Company and the purchased businesses referred to above as if the 1999 acquisitions had occurred as of the beginning of 1998, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense, increased interest expense on debt related to the acquisition and related tax effects. The pro forma information does not necessarily reflect the results of operations that would have occurred had the Company and the purchased companies listed above constituted a single entity during such periods.

                                                        YEAR ENDED SEPTEMBER 30,
                                                        ------------------------
                                                           1999           2000
                                                        ---------      ---------
              Net sales ..........................      $ 816,114      $ 903,781
              Net income .........................      $ 140,151      $ 128,936
              Basic earnings per common share ....      $    1.36      $    1.23
              Diluted earnings per common share ..      $    1.32      $    1.21


    Subsequent to September 30, 2000, the Company completed one acquisition for cash which will be accounted for as a purchases. The following unaudited table outlines the sales, operating income and total assets for the most recent available twelve-month period prior to each cash acquisition.

                                   (UNAUDITED)

                                                                                          OPERATING      TOTAL         TYPE OF
                   BUSINESS SEGMENT                                DATE         SALES      INCOME        ASSETS      ACQUISITION
                   ----------------                           -------------    -------    ---------      -------     -----------
                   Company Acquired

                   CLINICAL AND INDUSTRIAL:
                   Vacuum Process Technology, Inc.........     November 2000   $ 3,977    $(19)         $ 1,097       Asset


     Discontinued Operations:

     Charge Related to Former Operations

    In 1998, the Company incurred after tax charges of $7,750 related to legal proceedings commenced by Combustion Engineering, Inc. against the Company with respect to the former Taylor Instruments facility in Rochester, New York (the "Site"), an operation accounted for as a discontinued operation when the decision was made to exit the industrial capital goods business in 1983. See note 12.

     Divestiture

    On March 31, 1999, Sybron completed the sale of NPT to Norton Performance Plastics Corporation, a subsidiary of Saint-Gobain -- France. Net proceeds from the sale, net of approximately $1,900 of selling expenses and a reduction to the purchase price of approximately $2,600 paid subsequent to September 30, 1999, amounted to approximately $83,200. The proceeds of the sale net of tax and expenses were used to repay approximately $67,900 previously owed under the Company's credit facilities.

    Net sales from NPT were approximately $47,800 in 1998. Certain expenses were allocated to discontinued operations in 1998 and 1999 (up to the date of sale), including interest expense, which was allocated based upon the historical purchase prices and cash flows of the companies comprising NPT. Income from the discontinued operations of NPT in 1998 and 1999 were $3,848 and $121, respectively.

     Distribution

    On November 8, 2000, Sybron International Corporation announced that it had declared a pro rata distribution (or spin-off) to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (the "Distribution"). Shareholders of record as of November 30, 2000 received one share of Sybron Dental Specialties, Inc. ("SDS") common stock for every three shares of Sybron International common stock they own. These consolidated financial statements have reclassified SDS and its affiliates to discontinued operations. On December 11, 2000 the Distribution was completed. No proceeds will be received by the Company in connection with the Distribution. Income included in discontinued operations for 1998, 1999 and 2000 was $27,823. $47,844 and $41,597, respectively. SDS will issue its own financial statements as of September 30, 2000.

    As a result, these consolidated financial statements have reclassified SDS and its affiliates to discontinued operations. SDS included the business segments, Professional Dental, Orthodontics and Infection Control Products. The components of net assets held for sale of discontinued operations included in the consolidated balance sheets at September 30, 1999 and 2000 are as follows:


                                                          SEPTEMBER 30,  SEPTEMBER 30,
                                                              1999           2000
                                                           ---------      ---------
       Cash .........................................      $   6,090      $   5,783
       Net account receivables ......................         84,210         85,767
       Net inventories ..............................         79,574         74,383
       Other current assets .........................          6,336          6,497
       Advances and loans to Sybron International ...         56,777         77,762
       Property plant and equipment -- net ..........         57,488         55,326
       Intangible assets ............................        207,606        220,705
       Other assets .................................          6,263          6,967
       Current portion of long term debt ............         (1,571)       (21,761)
       Accounts payable .............................        (13,122)       (11,351)
       Income taxes payable .........................         (3,918)        (5,680)
       Accrued liabilities ..........................        (29,402)       (27,859)
       Deferred income taxes -- net .................         (6,203)        (6,252)
       Long term debt ...............................       (283,447)      (298,482)
       Other liabilities ............................        (11,086)        (8,835)
                                                           ---------      ---------
                                                           $ 155,595      $ 152,970
                                                           =========      =========

(16) SEGMENT INFORMATION

    The Company's operating subsidiaries are engaged in the manufacture and sale of laboratory products in the United States and other countries. The Company's products are categorized in the business segments of Labware and Life Sciences; Clinical and Industrial; Diagnostics and Microbiology; and Laboratory Equipment. A description of the business segments follows:

    Products in the Labware and Life Sciences business segment include approximately 4,900 items, including reusable plastic products (bottles, carboys, graduated ware, beakers and flasks) and disposable plastic products (microfiltration and cryogenic storage products). Other labware products include products for critical packaging applications (bottles for packaging diagnostic and other reagents, media, pharmaceuticals and specialty chemicals), safety products (hazard labeled containers and biohazard disposal products), environmental containers, and autosampler vials and seals used in chromatography analysis. Life sciences products include applications of cell culture, filtration, molecular biology, cryopreservation, immunology, electrophoresis, liquid handling and high throughput screening for pharmaceutical drug discovery.

    Products in the Clinical and Industrial business segment include microscope slides, cover glass, glass tubes and vials, stains and reagents and histology and immunochemistry instrumentation for clinical testing, thin glass for watch crystals, cosmetic mirrors, precision and coated glass used in various optic applications, and precision thin film optical coating equipment.

Products in the Diagnostics and Microbiology business segment are used for drug testing, therapeutic drug monitoring, infectious disease detection, pregnancy testing, glucose tolerance testing, blood bank saline testing, clinical diagnostic liquid standards and research application temperature measurement. Products include diagnostic test kits, culture media, diagnostic reagents, and other products used in detecting causes of various infections or diseases.

    Products in the Laboratory Equipment business segment include heating, stirring and temperature control apparatus such as hot plates, stirrers, shakers, heating tapes, muffle furnaces, incubators, dri-baths, bench top sterilizers and cryogenic storage apparatus, which are fundamental to basic procedures performed in the laboratory; systems for producing ultra pure water; bottle top dispensers, positive displacement micropipettors, and small mixers used in biomolecular research; constant temperature equipment including refrigerators/freezers, ovens, water baths, environmental chambers; and furnaces and fluorometers, spectrophotometers, and strip chart recorders.

    Inter-business segment sales are not material. Information on these business segments is summarized as follows:


                                      LABWARE    CLINICAL    DIAGNOSTICS
                                     AND LIFE      AND           AND        LABORATORY                 TOTAL
                                     SCIENCES   INDUSTRIAL   MICROBIOLOGY   EQUIPMENT   ELIMINATIONS    SLP      OTHER(a)    TOTAL
                                     --------   ----------   ------------   ---------   ------------  -------    --------    -----
   1998
   Revenues:
     External customer ..........     228,775    135,438       114,683        78,866         --        557,762        --     557,762
     Intersegment ...............         717      5,608           352           972     (6,761)           888      (888)         --
           Total revenues .......     229,492    141,046       115,035        79,838     (6,761)       558,650      (888)    557,762
   Gross profit .................     115,724     57,351        59,407        34,697         --        267,179        --     267,179
   Selling, general and admin ...      65,570     23,082        34,294        16,405         --        139,351     5,410     144,761
   Operating income .............      50,154     34,269        25,113        18,292         --        127,828    (5,410)    122,418
   Depreciation and
     amortization ...............      16,551      8,271         8,477         4,082         --         37,381     1,449      38,830
   Interest income ..............         433         66            66            11         --            576        47         623
   Interest expense .............         138        201            10            16         --            365    33,407      33,772
   Segment assets ...............     362,637    220,886       320,190       118,306         --      1,022,019   205,833   1,227,852
   Expenditures for property,
     plant and equipment ........      19,493      7,456         3,430         2,686         --         33,065       180      33,245

   1999
   Revenues:
     External customer ..........     268,788    176,059       171,647        98,543         --        715,037        --     715,037
     Intersegment ...............         976      5,833           392           804     (7,367)           638      (638)         --
           Total revenues .......     269,764    181,892       172,039        99,347     (7,367)       715,675      (638)    715,037
   Gross profit .................     136,004     75,407        89,458        41,089         --        341,958        --     341,958
   Selling, general and admin ...      68,600     30,102        46,246        20,632         --        165,580     7,252     172,832
   Operating income .............      67,404     45,305        43,212        20,457         --        176,378    (7,252)    169,126
   Depreciation and
     amortization ...............      18,768     11,696        12,401         4,393         --         47,258     1,737      48,995
   Interest income ..............         183         66            79            12         --            340       421         761
   Interest expense .............         233        204           203            45         --            685    39,388      40,073
   Segment assets ...............     465,648    290,598       417,313       131,942         --      1,305,501   234,474   1,539,975
   Expenditures for property,
     plant and equipment ........      15,598      7,377         4,743         2,254         --         29,972       405      30,377

   2000
   Revenues:
     External customer ..........     347,437    208,686       210,147        97,305         --        863,575        --     863,575
     Intersegment ...............       1,087      6,962           463           305     (8,817)            --        --          --
           Total revenues .......     348,524    215,648       210,610        97,610     (8,817)       863,575        --     863,575
   Gross profit .................     179,460     89,667       111,651        41,352         --        422,130        --     422,130
   Selling, general and admin ...     100,365     37,077        60,797        21,148         --        219,387     9,754     229,141
   Operating income .............      79,095     52,590        50,854        20,204         --        202,743    (9,754)    192,989
   Depreciation and
     amortization ...............      27,962     13,049        18,921         4,649         --         64,581     2,006      66,587
   Interest income ..............         217        120           353            14         --            704       133         837
   Interest expense .............         933        110            25             1         --          1,069    47,615      48,684
   Segment assets ...............     428,044    274,968       521,987        88,439         --      1,313,438   478,926   1,792,364
   Expenditures for property,
     plant and equipment ........      21,670      8,511        10,527         1,726         --         42,434        84      42,518



----------

(a) Includes the elimination of intercompany activity and corporate office assets consisting primarily of cash, assets held for sale, securities available for sale (1999 and 2000), deferred taxes, and property, plant and equipment.

    The Company's international operations are conducted principally in Europe. Inter-geographic sales are made at prices approximating market.


                                                1998       1999        2000
                                             ---------  ---------   ---------
               Net Sales:
               United States:
                 Customers ..............    $ 422,055  $ 543,846   $ 643,188
                 Inter-geographic .......       37,237     43,777      55,616
                                             ---------  ---------   ---------
                                               459,292    587,623     698,804
                                             ---------  ---------   ---------
               Europe:
                 Customers ..............       83,488    103,097     133,437
                 Inter-geographic .......       21,069     23,653      28,059
                                             ---------  ---------   ---------
                                               104,557    126,750     161,496
                                             ---------  ---------   ---------
               All other areas:
                 Customers ..............       52,219     68,094      86,950
                 Inter-geographic .......        8,021      7,798       8,934
                                             ---------  ---------   ---------
                                                60,240     75,892      95,884
               Inter-geographic sales ...      (66,327)   (75,228)    (92,609)
                                             ---------  ---------   ---------
                 Total net sales ........    $ 557,762  $ 715,037   $ 863,575
                                             =========  =========   =========
               Net Property:
                 United States ..........    $ 127,181  $ 147,802   $ 168,472
                 Europe .................       40,424     39,174      38,766
                 All other areas ........          733        783         856
                                             ---------  ---------   ---------
                 Total net property .....    $ 168,338  $ 187,759   $ 208,094
                                             =========  =========   =========


    Major customer information:

    During 1998, 1999 and 2000, one customer, Fisher Scientific, accounted for 10% or more of the Company's net revenues. During 1998 and 1999, another customer, VWR, accounted for 10% or more of the Company's net revenues. The table below lists by segment the 1998, 1999 and 2000 sales to Fisher Scientific and the 1998 and 1999 sales to VWR.


                                                      FISCHER SCIENTIFIC                 VWR
                                                ------------------------------  -----------------
                                                   1998      1999       2000       1998     1999
                                                --------- ---------  ---------  --------- --------
            Labware and Life Sciences ......     $47,957  $  55,514  $  60,818   $48,504   $53,391
            Clinical and Industrial ........      15,040     24,490     35,953     5,245     7,736
            Laboratory Equipment ...........      16,025     20,119     22,189    11,037    17,044
            Diagnostics and Microbiology ...       4,602      6,230      5,571       190       450
                                                 -------  ---------  ---------   -------   -------
                                                 $83,624  $ 106,353  $ 119,904   $64,976   $78,621
                                                 =======  =========  =========   =======   =======

(17) COMPREHENSIVE INCOME

    The components of other comprehensive income (loss) are as follows:


                                                                  PRETAX          TAX         AFTER TAX
                      Year ended September 30, 1998
                        Translation Adjustment .............    $   4,293      $     --      $   4,293
                                                                =========      ========      =========
                      Year ended September 30, 1999
                        Translation Adjustment .............    $  (9,905)     $     --      $  (9,905)
                        Unrealized gain on security ........          439          (173)           266
                                                                ---------      --------      ---------
                        Total other comprehensive income ...    $  (9,466)     $   (173)     $  (9,639)
                                                                =========      ========      =========
                      Year ended September 30, 2000
                        Translation Adjustment .............    $ (26,773)     $     --      $ (26,773)
                        Unrealized gain on security ........        3,544        (1,420)         2,124
                                                                ---------      --------      ---------
                        Total other comprehensive income ...    $ (23,229)     $ (1,420)     $ (24,649)
                                                                =========      ========      =========

(18) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                  FIRST           SECOND            THIRD           FOURTH
        1999                                     QUARTER          QUARTER          QUARTER          QUARTER          TOTAL YEAR
        ----                                   ----------        ---------        ---------        ---------         ----------
        Net sales ...........................  $  156,412        $ 175,406        $ 183,559        $ 199,660         $  715,037
                                               ==========        =========        =========        =========         ==========
        Gross profit ........................  $   73,620        $  83,094        $  88,142        $  97,102         $  341,958
                                               ==========        =========        =========        =========         ==========
        Income from continuing operations ...  $   14,951        $  20,596        $  20,860        $  21,004         $   77,411
        Discontinued operation ..............       8,909           11,496           12,484           15,076         $   47,965
        Income before extraordinary item
        Extraordinary item ..................          --           18,796             (838)            (787)            17,171
                                               ----------        ---------        ---------        ---------         ----------
        Net income ..........................  $   23,860        $  50,888        $  32,506        $  35,293         $  142,547
                                               ==========        =========        =========        =========         ==========
        Basic Per Common Share Earnings:
        Income from continuing operations ...  $      .14        $     .20        $     .20        $     .20         $      .75
        Discontinued operations .............         .09              .11              .12              .15                .46
        Extraordinary item ..................          --              .18             (.01)            (.01)               .17
                                               ----------        ---------        ---------        ---------         ----------
        Net income ..........................  $      .23        $     .49        $     .31        $     .34         $     1.38
                                               ==========        =========        =========        =========         ==========
        Diluted Per Common Share Earnings:
        Income from continuing operations
          Before extraordinary item .........  $      .14        $     .19        $     .19        $     .20         $      .73
        Discontinued operations .............         .09              .11              .12              .14                .45
        Extraordinary item ..................          --              .18             (.01)            (.01)               .16
                                               ----------        ---------        ---------        ---------         ----------
        Net income ..........................  $      .23        $     .48        $     .30        $     .33         $     1.34
                                               ==========        =========        =========        =========         ==========


                                                  FIRST           SECOND            THIRD           FOURTH
        2000                                     QUARTER          QUARTER          QUARTER          QUARTER          TOTAL YEAR
        ----                                   ----------        ---------        ---------        ---------         ----------
        Net sales ...........................  $  204,883        $ 218,074        $ 212,029        $ 228,589         $  863,575
                                               ==========        =========        =========        =========         ==========
        Gross profit ........................  $  100,091        $ 107,165        $ 105,409        $ 109,465         $  422,130
                                               ==========        =========        =========        =========         ==========
        Income from continuing operations ...  $   20,461        $  25,340        $  23,943        $  16,980         $   86,724
        Discontinued operation  .............  $    9,963        $  13,635        $  11,275        $   6,724         $   41,597
                                               ----------        ---------        ---------        ---------         ----------
        Net income  .........................  $   30,424        $  38,975        $  35,218        $  23,704         $  128,321
                                               ==========        =========        =========        =========         ==========
        Basic Per Common Share Earnings:
        Income from continuing operations ...  $      .20        $     .24        $     .23        $     .16         $      .83
        Discontinued operations  ............         .09              .13              .11              .07                .40
                                               ----------        ---------        ---------        ---------         ----------
        Net income  .........................  $      .29        $     .37        $     .34        $     .23         $     1.23
                                               ==========        =========        =========        =========         ==========
        Diluted Per Common Share Earnings:
        Income from continuing operations
          Before extraordinary item .........  $      .20        $     .24        $     .22        $     .16         $      .81
        Discontinued operations .............         .09              .13              .11              .06                .39
                                               ----------        ---------        ---------        ---------         ----------
        Net income ..........................  $      .29        $     .37        $     .33        $     .22         $     1.20
                                               ==========        =========        =========        =========         ==========


(19) SUBSEQUENT EVENTS

    On December 11, 2000 (the "Distribution Date"), the Company completed the Spin-Off. Just prior to the Spin-Off, the Company received a cash dividend of approximately $67,900 from SDS as well as a non-cash dividend equal to the net intercompany payable from the Company to SDS and its affiliates on the Distribution Date. On the Distribution Date, the Company borrowed approximately $563,000 under the Credit Facilities and, together with funds aggregating $375,000 (approximately $307,100, the amount equal to the outstanding amounts under the Previous Credit Agreement attributable to SDS on the Distribution Date including accrued interest, plus the cash dividend of $67,900 from SDS to the Company), used such funds to repay all of the outstanding amounts under the Previous Credit Agreement (including amounts attributable to SDS and accrued interest) aggregating approximately $938,000. See footnote 7 regarding terms and amount of the Credit Facilities.

    On December 11, 2000, due to the extinguishment of debt, interest rate swaps previously designated as cash flow hedges ceased to meet hedge criteria under SFAS 133 as modified by SFAS 138. The approximate fair value on December 11, 2000 was $1,700. The Company sold these interest rate swaps on December 12, 2000 for approximately $1,700, and realized a gain of $1,100 (net of tax). Because these interest rate swaps were designated as a hedge against future variable rate interest payments and the extinguished debt, the gain will continue to be carried in other comprehensive income and recognized as an adjustment of yield interest expense of the Credit Facilities over the remaining term of the interest rate contract. Options under Sybron's employee stock option programs with respect to 1,320,515 shares of Company common stock were exchanged for options to purchase SDS common stock by SDS employees in connection with the Spin-Off.

    On November 8, 2000, the Board of Directors adopted, effective upon completion of the Distribution, a Rights Agreement, dated as of December 11, 2000, pursuant to which Rights are distributed as a dividend at the rate of one Right for each share of common stock, par value $.01 per share, of the Company held by shareholders of record as of the close of business on December 12, 2000, the day after the Distribution, or issued thereafter. Each Right initially will entitle shareholders to buy one one-hundredth of a share of a series of preferred stock for one hundred forty dollars. The Rights generally will be exercisable if a person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of the Company's common stock. Thereafter, or if thereafter the Company is involved in a merger or certain other business combinations not approved by the Board of Directors, each right will entitle its holder, other than the acquiring person or group, to purchase common stock of either the Company or the acquirer having a value of twice the exercise price of the Right. The Rights are attached to the common stock unless and until they become exercisable and will expire on December 12, 2010, unless earlier redeemed for $.01 each, or exchanged by the Company as provided in the Rights Agreement.

(20) CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    Below are the condensed consolidating balance sheets, statements of operations and statements of cash flows of Apogent Technologies Inc., as of and for the fiscal years ended September 30, 2000 and 1999.

    Certain general corporate expenses have not been allocated to the subsidiaries, and are all included under the Apogent Technologies Inc. heading. As a matter of course, the Company retains certain assets and liabilities at the corporate level that are not allocated to the subsidiaries including, but not limited to, certain employee benefit, insurance and tax liabilities. Income tax provisions for subsidiaries are typically recorded using an estimate and finalized in total with an adjustment recorded at the corporate level. Certain debt under which Apogent Technologies is listed as the debtor has been allocated to the Guarantor subsidiaries. Intercompany balances include receivables/payables incurred in the normal course of business in addition to investments and loans transacted between subsidiaries of the Company or with Apogent Technologies Inc.

    Condensed Consolidating Balance Sheets:

CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                                As of September 30, 2000
                                                                                ------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------
                            ASSETS
Current assets:
  Cash and cash equivalents                        $     7,086      $         -       $   7,902       $   (2,577)        $ 12,411
  Accounts receivable, net                                   -          146,564          27,021                -          173,585
  Inventories, net                                       1,187          120,399          24,020           (3,827)         141,779
  Net assets held for discontinued operations          152,970                -               -                -          152,970
  Other current assets                                  16,467           28,387           4,112          (19,176)          29,790
                                                   -----------      -----------       ---------       ----------      -----------
      Total current assets                             177,710          295,350          63,055          (25,580)         510,535

  Property, plant and equipment, net                     8,840          162,431          36,823                -          208,094
  Intangible assets                                      2,922          895,583         109,648                -        1,008,153
  Deferred income taxes                                 12,563           (4,693)              -                -            7,870
  Investment in subsidiaries                           813,152           51,069               -         (864,221)               -
  Other assets                                          52,154            3,914           1,644                -           57,712
                                                   -----------      -----------       ---------       ----------      -----------
          Total assets                             $ 1,067,341      $ 1,403,654       $ 211,170       $ (889,801)     $ 1,792,364
                                                   ===========      ===========       =========       ==========      ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $       594      $    37,361       $  16,521       $   (2,577)     $    51,899
  Advances and loans from SDS                           77,762                -               -                -           77,762
  Current portion of long-term debt                          -           34,252              75                -           34,327
  Income taxes payable                                  34,117                -           2,523          (20,036)          16,604
  Accrued expenses and other current liabilities        17,331           29,782          13,434                -           60,547
                                                   -----------      -----------       ---------       ----------      -----------
      Total current liabilities                        129,804          101,395          32,553          (22,613)         241,139
                                                   -----------      -----------       ---------       ----------      -----------

  Long-term debt                                             -          649,383              26                -          649,409
  Securities lending agreement                          54,444                -               -                -           54,444
  Deferred income taxes                                 70,388           14,793           7,867                            93,048
  Other liabilities                                      1,164            3,772           1,060           (1,188)           4,808
  Net intercompany payable/(receivable)               (519,063)         463,622          55,232              209                -
  Commitments and contingent liabilities
  Shareholders' equity
    Preferred stock                                          -                -               -                -                -
    Common stock                                         1,052                -               -                             1,052
    Equity rights                                            -                -               -                -                -
    Additional paid-in-capital                         271,739          786,251          77,970         (864,221)         271,739
    Retained earnings (deficit)                      1,055,421         (615,562)         93,830           (1,988)         531,701
    Other comprehensive income                           2,392                -         (57,368)                          (54,976)
    Treasury stock (at cost)                                 -                -               -                -                -
                                                   -----------      -----------       ---------       ----------      -----------
      Total shareholders' equity                     1,330,604          170,689         114,432         (866,209)         749,516
                                                   -----------      -----------       ---------       ----------      -----------
      Total liabilities and shareholders' equity   $ 1,067,341      $ 1,403,654       $ 211,170       $ (889,801)     $ 1,792,364
                                                   ===========      ===========       =========       ==========      ===========

                                                                                As of September 30, 1999
                                                                                -------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries     Eliminations    Consolidated
                                                   ------------     ------------      ------------    ------------    ------------
                            ASSETS
Current assets:
  Cash and cash equivalents                        $     6,708      $         -       $   8,126       $   (2,433)     $    12,401
  Accounts receivable, net                                   -          128,123          19,173                -          147,296
  Inventories, net                                       1,189          103,501          21,772           (2,834)         123,628
  Net assets held for discontinued operations          155,595                -               -                -          155,595
  Other current assets                                  20,037            4,264           3,107                -           27,408
                                                   -----------      -----------       ---------       ----------      -----------
      Total current assets                             183,529          235,888          52,178           (5,267)         466,328

  Property, plant and equipment, net                    10,053          138,172          39,534                -          187,759
  Intangible assets                                        561          725,050          94,864                -          820,475
  Deferred income taxes                                  7,667                -               -                             7,667
  Investment in subsidiaries                           686,481           13,298               -         (699,779)               -
  Other assets                                          55,220            1,587             939                            57,746
                                                   -----------      -----------       ---------       ----------      -----------
      Total assets                                 $   943,511      $ 1,113,995       $ 187,515       $ (705,046)     $ 1,539,975
                                                   ===========      ===========       =========       ==========      ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $       649      $    32,834       $  18,246         $ (2,433)     $    49,296
  Advances and loans from SDS                           56,777                -               -                -           56,777
  Current portion of long-term debt                          -            7,341              50                -            7,391
  Income taxes payable                                  14,899            1,671           2,374             (572)          18,372
  Accrued expenses and other current liabilities        33,734           23,320           9,289                -           66,343
                                                   -----------      -----------       ---------       ----------      -----------
      Total current liabilities                        106,059           65,166          29,959           (3,005)         198,179
                                                   -----------      -----------       ---------       ----------      -----------

  Long-term debt                                             -          541,290              56                -          541,346
  Securities lending agreement                          50,461                -               -                -           50,461
  Deferred income taxes                                 36,174           24,170           9,544                -           69,888
  Other liabilities                                     49,398            4,747             612                -           54,757
  Net intercompany (receivable) payable               (435,045)         330,751         105,274             (980)               -
  Commitments and contingent liabilities                     -                -               -                -                -
  Shareholders' equity
    Preferred stock                                          -                -               -                -                -
    Common stock                                         1,040                -               -                -            1,040
    Equity rights                                            -                -               -                -                -
    Additional paid-in-capital                         251,251          659,580          40,199         (699,779)         251,251
    Retained earnings (deficit)                        883,907         (511,709)         32,464           (1,282)         403,380
    Other comprehensive income                             266                -         (30,593)               -          (30,327)
    Treasury stock (at cost)                                 -                -               -                -                -
                                                   -----------      -----------       ---------       ----------      -----------
      Total shareholders' equity                     1,136,464          147,871          42,070         (701,061)         625,344
                                                   -----------      -----------       ---------       ----------      -----------
      Total liabilities and shareholders' equity   $   943,511      $ 1,113,995       $ 187,515       $ (705,046)     $ 1,539,975
                                                   ===========      ===========       =========       ==========      ===========

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS


                                                                       For the Year Ended September 30, 2000
                                                                       -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------


Net sales                                          $          -     $    761,723     $    146,223    $    (44,371)    $    863,575
Cost of sales                                                 -          397,009           87,821         (43,385)         441,445
                                                   ------------     ------------     ------------    ------------     ------------
    Gross profit                                              -          364,714           58,402            (986)         422,130

Selling, general and administrative expenses              9,563          184,749           34,829                          229,141
                                                   ------------     ------------     ------------    ------------     ------------
Operating income                                         (9,563)         179,965           23,573            (986)         192,989
Other income (expense):
    Interest expense                                        (78)         (43,888)          (5,484)              -          (49,450)
    Other, net                                              776            1,439           (1,429)                             786
                                                   ------------     ------------     ------------    ------------     ------------
Income before income taxes, discontinued
  operations and extraordinary items                     (8,865)         137,516           16,660            (986)         144,325
Income taxes                                             (2,595)          51,859            8,624            (287)          57,601
                                                   ------------     ------------     ------------    ------------     ------------
Income from continuing operations before
  extraordinary items                                    (6,270)          85,657            8,036            (699)          86,724
Discontinued operations                                  41,597                -                -               -           41,597
                                                   ------------     ------------     ------------    ------------     ------------
Net income                                         $     35,327     $     85,657     $      8,036    $       (699)    $    128,321
                                                   ============     ============     ============    ============     ============


                                                                       For the Year Ended September 30, 1999
                                                                       -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------
Net sales                                          $          -     $    638,886      $   109,883    $    (33,732)    $    715,037
Cost of sales                                                 -          337,597           67,008         (31,526)         373,079
                                                   ------------     ------------      -----------    ------------     ------------
    Gross profit                                              -          301,289           42,875          (2,206)         341,958

Selling, general and administrative expenses             14,943          132,418           25,471                          172,832
                                                   ------------     ------------      -----------    ------------     ------------
Operating income                                        (14,943)         168,871           17,404          (2,206)         169,126
Other income (expense):
    Interest expense                                     (2,948)         (31,785)          (6,491)              -          (41,224)
    Other, net                                              131             (585)             (56)              -             (510)
                                                   ------------     ------------      ----------    ------------     ------------
Income before income taxes, discontinued
  operations and extraordinary items                    (17,760)         136,501           10,857          (2,206)         127,392
Income taxes                                             (7,454)          50,916            6,820            (301)          49,981
                                                   ------------     ------------      -----------    ------------     ------------
Income from continuing operations before
  extraordinary items                                   (10,306)          85,585            4,037          (1,905)          77,411
Discontinued operations                                  47,965                -                -               -           47,965
                                                   ------------     ------------      -----------    ------------     ------------
Income before extraordinary items                        37,659           85,585            4,037          (1,905)         125,376
Extraordinary item                                       17,171                -                -               -           17,171
                                                   ------------     ------------      -----------    ------------     ------------
Net income                                         $     54,830     $     85,585      $     4,037        $ (1,905)    $    142,547
                                                   ============     ============      ===========    ============     ============

                                                                       For the Year Ended September 30, 1998
                                                                       -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------
Net sales                                          $         -      $    490,145     $     93,803    $    (26,186)    $    557,762
Cost of sales                                                -           260,599           55,999         (26,015)         290,583
                                                   -----------      ------------     ------------    ------------     ------------
    Gross profit                                             -           229,546           37,804            (171)         267,179

Selling, general and administrative expenses            19,438           104,727           20,596               -          144,761
                                                   -----------      ------------     ------------    ------------     ------------
Operating income                                       (19,438)          124,819           17,208            (171)         122,418
Other income (expense):
    Interest expense                                    (3,236)          (32,285)             251               -          (35,270)
    Other, net                                             (44)             (452)             184               -             (312)
                                                   -----------      ------------     ------------    ------------     ------------
Income before income taxes, discontinued
  operations and extraordinary items                   (22,718)           92,082           17,643            (171)          86,836
Income taxes                                             3,081            26,929            4,733             (29)          34,714
                                                   -----------      ------------     ------------    ------------     ------------
Income from continuing operations before
  extraordinary items                                  (25,799)           65,153           12,910            (142)          52,122
Discontinued operations                                 23,921                 -                -               -           23,921
                                                   -----------      ------------     ------------    ------------     ------------
Net income                                         $    (1,878)     $     65,153     $     12,910    $       (142)    $     76,043
                                                   ===========      ============     ============    ============     ============

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                     For the Year Ended September 30, 2000
                                                                     -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------


Cash flows provided by operating activities:       $      8,446     $    105,872     $      2,226    $          -     $    116,544
Cash flows from investing activities:
  Capital expenditures                                   (1,007)         (33,823)          (7,663)              -          (42,493)
  Proceeds from sales of property, plant and
    equipment                                                 -              873               51               -              924
  Proceeds from sale of NPT                              (2,600)               -                -               -           (2,600)
  Net cash inflow from SDS                               58,098                -                -               -           58,098
  Net payments for businesses acquired                  (82,348)        (130,992)           6,187               -         (207,153)
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash used in investing activities               (27,857)        (163,944)          (1,425)              -         (193,224)
                                                   ------------     ------------     ------------    ------------     ------------
Cash flows from financing activities:
  Proceeds from long-term debt                                -          332,640                -               -          332,640
  Principal payments on long-term debt                        -         (274,712)             (58)              -         (274,770)
  Securities lending agreement                            3,544                -                -               -            3,544
  Proceeds from the exercise of stock options            12,599                -                -               -           12,599
  Other                                                   3,646                -                -               -            3,646
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash provided by financing activities            19,789           57,928              (58)              -           77,659
Effect of exchange rate on cash and cash
  equivalents                                                 -                -             (969)              -             (969)
                                                   ------------     ------------     ------------    ------------     ------------
Net increase (decrease) in cash and cash
  equivalents                                               378             (144)            (224)              -               10
Cash and cash equivalents at beginning of year            6,708           (2,433)           8,126               -           12,401
                                                   ------------     ------------     ------------    ------------     ------------
Cash and cash equivalents at end of year           $      7,086     $     (2,577)    $      7,902    $          -     $     12,411
                                                   ============     ============     ============    ============     ============
Supplemental disclosures of cash flow information
Cash paid during the year for:
  Interest                                         $          -     $     55,509     $        324    $          -     $     55,833
                                                   ============     ============     ============    ============     ============
  Income taxes                                     $     40,544     $        319     $      1,549    $          -     $     42,412
                                                   ============     ============     ============    ============     ============
Capital lease obligations incurred                 $          -     $         25     $          -    $          -     $         25
                                                   ============     ============     ============    ============     ============


                                                                     For the Year Ended September 30, 1999
                                                                     -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------

Cash flows provided by operating activities:       $      3,519     $    111,711     $       (128)   $          -     $    115,102
                                                   ------------     ------------     ------------    ------------     ------------
Cash flows from investing activities:
   Capital expenditures                                  (1,030)         (22,477)          (6,413)              -          (29,920)
   Security purchased                                   (50,461)               -                -               -          (50,461)
   Proceeds from sales of property, plant and
     equipment                                                -              787              158               -              945
   Proceeds from sale of NPT                             85,841                -                -               -           85,841
   Net cash inflow from SDS                              47,962                -                -               -           47,962
   Net payments for businesses acquired                (143,907)        (104,375)          (1,641)              -         (249,923)
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash used in investing activities               (61,595)        (126,065)          (7,896)              -         (195,556)
                                                   ------------     ------------     ------------    ------------     ------------
Cash flows from financing activities:
  Proceeds from long-term debt                                -          531,060                -               -          531,060
  Principal payments on long-term debt                        -         (515,737)             (13)              -         (515,750)
  Securities lending agreement                           50,461                -                -               -           50,461
  Proceeds from the exercise of stock options            10,691                -                -               -           10,691
  Other                                                   1,930                -                -               -            1,930
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash provided by financing activities            63,082           15,323              (13)              -           78,392
Effect of exchange rate on cash and cash
  equivalents                                                 -                -             (146)              -             (146)
                                                   ------------     ------------     ------------    ------------     ------------
Net increase (decrease) in cash and cash
  equivalents                                             5,006              969           (8,183)              -           (2,208)
Cash and cash equivalents at beginning of year            1,702           (3,402)          16,309               -           14,609
                                                   ------------     ------------     ------------    ------------     ------------
Cash and cash equivalents at end of year           $      6,708     $     (2,433)    $      8,126    $          -     $     12,401
                                                   ============     ============     ============    ============     ============
Supplemental disclosures of cash flow
  information
Cash paid during the year for:
  Interest                                         $          -     $     41,464     $        254    $          -     $     41,718
                                                   ============     ============     ============    ============     ============
  Income taxes                                     $     27,009     $      2,185     $      3,237    $          -     $     32,431
                                                   ============     ============     ============    ============     ============
Capital lease obligations incurred                 $        104     $        353     $          -    $          -     $        457
                                                   ============     ============     ============    ============     ============


                                                                     For the Year Ended September 30, 1998
                                                                     -------------------------------------
                                                                                         Non
                                                      Apogent         Guarantor       Guarantor
(In thousands)                                     Technologies     Subsidiaries     Subsidiaries    Eliminations     Consolidated
                                                   ------------     ------------     ------------    ------------     ------------

Cash flows provided by operating activities:       $    123,165     $    (32,882)    $     14,372    $          -     $    104,655
                                                   ------------     ------------     ------------    ------------     ------------
Cash flows from investing activities:
  Capital expenditures                                   (2,223)         (23,959)          (6,615)              -          (32,797)
  Proceeds from sales of property, plant
    and equipment                                             -            5,087               42               -            5,129
  Net cash inflow from outflow to SDS                   (28,131)               -                -               -          (28,131)
  Net payments for businesses acquired                 (111,805)         (79,961)            (251)              -         (192,017)
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash used in investing activities              (142,159)         (98,383)          (6,824)              -         (247,816)
                                                   ------------     ------------     ------------    ------------     ------------
Cash flows from financing activities:
  Proceeds from long-term debt                                -          100,000                -               -          100,000
  Principal payments on long-term debt                        -          (19,559)              (3)              -          (19,562)
  Securities lending agreement                                -                -                -               -                -
  Proceeds from the exercise of stock options            12,985                -                -               -           12,985
  Proceeds - revolving credit facility                        -          291,960                -               -          291,960
  Principal payments - revolving credit facility              -         (243,960)               -               -         (243,960)
  Other                                                     164                -                -               -              164
                                                   ------------     ------------     ------------    ------------     ------------
    Net cash provided by financing activities            13,149          128,441               (3)              -          141,587
Effect of exchange rate on cash and cash
  equivalents                                                 -                -              429               -              429
                                                   ------------     ------------     ------------    ------------     ------------
Net (decrease) increase in cash and cash
  equivalents                                            (5,845)          (3,274)           7,974               -           (1,145)
Cash and cash equivalents at beginning of year            7,547             (128)           8,335               -           15,754
                                                   ------------     ------------     ------------    ------------     ------------
Cash and cash equivalents at end of year           $      1,702     $     (3,402)    $     16,309    $          -     $     14,609
                                                   ============     ============     ============    ============     ============
Supplemental disclosures of cash flow information
Cash paid during the year for:
  Interest                                         $          -     $     32,283     $        362    $          -     $     32,645
                                                   ============     ============     ============    ============     ============
  Income taxes                                     $     13,476     $        835     $      6,151    $          -     $     20,462
                                                   ============     ============     ============    ============     ============
Capital lease obligations incurred                 $          -     $        183     $          -    $          -     $        183
                                                   ============     ============     ============    ============     ============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Sybron International Corporation:

    On November 13, 2000, except as to footnote 19 which is as of December 11, 2000, we reported on the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000, which are included in the 2000 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

    In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                                        KPMG LLP

Milwaukee, Wisconsin
November 13, 2000 except as to footnote 19
         which is as of December 11, 2000

                                                                     SCHEDULE II


                SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1999 AND 2000
                                 (IN THOUSANDS)



                                                                  ADDITIONS
                                                           ------------------------
                                                BALANCE AT  CHARGED TO   CHARGED TO
                                                 BEGINNING   COSTS AND      OTHER                  BALANCE AT
           DESCRIPTIONS                           OF YEAR    EXPENSES     ACCOUNTS    DEDUCTIONS   END OF YEAR
           ------------                         ---------- -----------  -----------  ------------  -----------
           Year ended September 30, 1998
             Deducted from asset accounts:
               Allowance for doubtful
                 receivables ..............       $1,766     $    462     $   533(d)   $   682(a)    $2,079
                                                  ======     ========     =======      =======       ======
               Inventory reserves .........       $2,997     $   (763)    $ 1,479(d)   $   254(b)    $3,459
                                                  ======     ========     =======      =======       ======
             Legal reserves ...............       $1,147     $   (649)    $    --      $   230(c)    $  268
                                                  ======     ========     =======      =======       ======
             Restructuring reserve ........       $  164     $  9,424     $    --      $ 6,585(c)    $3,003
                                                  ======     ========     =======      =======       ======
           Year ended September 30, 1999
             Deducted from asset accounts:
               Allowance for doubtful
                 receivables ..............       $2,079     $    907     $ 1,080(d)   $   968(a)    $3,098
                                                  ======     ========     =======      =======       ======
               Inventory reserves .........       $3,459     $    889     $   967(d)   $ 1,435(b)    $3,880
                                                  ======     ========     =======      =======       ======
             Legal reserves ...............       $  268     $  1,034     $            $   866(c)    $  436
                                                  ======     ========     =======      =======       ======
             Restructuring reserve ........       $3,003     $    245     $    --      $ 2,261(c)    $  987
                                                  ======     ========     =======      =======       ======
           Year ended September 30, 2000
             Deducted from asset accounts:
               Allowance for doubtful
                 receivables ..............       $3,098     $    863     $   109(d)   $    29(a)    $4,041
                                                  ======     ========     =======      =======       ======
               Inventory reserves .........       $3,880     $   (305)    $ 1,010(d)   $   713(b)    $3,872
                                                  ======     ========     =======      =======       ======
           Legal reserves .................       $  436     $    199     $    --      $   110(c)    $  525
                                                  ======     ========     =======      =======       ======
           Restructuring reserve ..........       $  987     $ 11,300     $    --      $ 5,687(c)    $6,609
                                                  ======     ========     =======      =======       ======

----------

Note: Above additions and deductions include the effects of foreign currency rate changes.

(a) Uncollectible accounts written off, net of recoveries.

(b) Inventory written off.

(c) Net disbursements.

(d) Reserves of acquired businesses.



                                       33